As filed with the Securities and Exchange Commission November 20, 2015

Registration Statement No. 333- ______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2834	20-2590810
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

11441 Industriplex Blvd, Suite 190

Baton Rouge, LA 70809

(225) 227-2384

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan F. Head, PhD

Chief Executive Officer

311 S. Division St.

Carson City, NV 89703

(225) 227-2384

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: (800) 341-2684

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share, by Selling Stockholder	4,475,679	(1)	$2.45	(2)	$10,965,414	$1,104.22
Total	4,475,679	(1)	$2.45	(2)	$10,965,414	$1,104.22

(1)	Represents shares offered for resale by the selling stockholder.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based on the average of the high and low sales price of the registrant’s common stock on November 18, 2015, the most recent sales price before the initial filing of the registration statement, as reported by the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2015

4,475,679 Shares

OncBioMune Pharmaceuticals, Inc.

Common Stock

This prospectus relates to the offer and sale of up to 4,475,679 shares of common stock, par value $0.001, of OncBioMune Pharmaceuticals, Inc., a Nevada corporation, by Lincoln Park Capital Fund, LLC, or Lincoln Park or the selling stockholder.

The shares of common stock being offered by the selling stockholder have been or may be issued pursuant to the purchase agreement dated October 20, 2015 that we entered into with Lincoln Park. See “The Lincoln Park Transaction” for a description of that agreement and “Selling Stockholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently quoted on the OTCQB operated by the OTC Markets Group, Inc. under the symbol “OBMP.” On November 18, 2015, the last reported sale price of our common stock on the OTCQB was $2.45.

The date of this prospectus is ______________, 2015.

1

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations’” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	competitive conditions within our industry;

●	relationships with our corporate collaborators;

●	our ability to enter into future collaboration agreements;

●	our ability to achieve positive results in clinical trials;

●	our ability to develop safe and efficacious vaccines;

●	anticipated trends in our business;

●	existing and future regulations affecting our business;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel; and

●	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

3

PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, the “Company,” “we,” “our,” “ours” or “us” refer to OncBioMune Pharmaceuticals, Inc., a Nevada corporation, and its subsidiaries.

Our Company

We were incorporated under the laws of the State of Nevada on March 18, 2005. From 2010 until 2013, we engaged in the pharmaceutical business. During 2013, we decided to divest the balance of our pharmaceutical assets and engage in the digital media business, which encompasses social discovery aspects of the internet, primarily through an engagement website with mobile and tablet applications.

Effective September 2, 2015, we became a biotechnology company specializing in innovative cancer therapies. We have proprietary rights to a breast and prostate cancer therapeutic vaccines, a process for the growth of cancer cells and targeted chemotherapies. Our mission is to improve the overall patient condition through innovative immunotherapy with proven treatment protocols.

We are pursuing licensing and/or acquisition of our therapies and proprietary technologies. Robert L. Elliott, MD, our Chief Medical Officer and a member of our board of directors, and Jonathan F. Head, PhD, our Chief Executive Officer and a director, have conducted their research and development activities in association with their breast cancer research and treatment facility, the Elliott-Elliott-Head Breast Cancer Research and Treatment Center. The Elliott-Elliott-Head Breast Cancer Research and Treatment Center is located in Baton Rouge, Louisiana, and treats an average of 40 patients daily.

Our current product portfolio consists of three target therapies and a vaccine platform that allows us to create a therapeutic vaccine for any solid tumor cancer. The vaccine platform has treated over 300 patients. We are in the planning stage of a Phase 2 clinical trial of our lead product, ProscaVax®. The trial will be under the direction of Glenn Bubley, MD and the lead site will be Harvard’s Beth Israel Deaconess Medical Center, with additional other hospitals in the Harvard Health System. We anticipate that the trial will expand the results that we found in our Phase 1 clinical trial in a different patient population. We also hope to develop our other proprietary technologies, such as the paclitaxel-albumin conjugate with regard to which we plan to file an orphan drug indication within the next two years.

Recent Developments

Conversion of OncBioMune, L.L.C. to Corporation

On June 3, 2015, OncBioMune, L.L.C. converted from a Louisiana limited liability company to a Louisiana corporation.

Amended and Restated Articles of Incorporation

On August 12, 2015, we amended and restated our articles of incorporation to, among other things:

●	change our corporate name from Quint Media, Inc. to OncBioMune Pharmaceuticals, Inc.,

●	increase our authorized shares to 520,000,000, of which 500,000,000 shares are common stock, with a par value of $0.0001 per share, and 20,000,000 shares are preferred stock, with a par value of $0.0001 per share, and

●

effect a reverse stock split, which became effective on August 27, 2015 (“Reverse Stock Split”), of our outstanding common stock pursuant to which every 139.23 issued and outstanding shares of our common stock was reclassified and converted into one share of common stock. No cash was paid or distributed as a result of the Reverse Stock Split, and no fractional shares were issued. All fractional shares which would otherwise have been required to be issued as a result of the Reverse Stock Split were rounded up to a whole share.

4

On August 20, 2015, we filed a Certificate of Designation with the Nevada Secretary of State, designating 1,000,000 shares of preferred stock as Series A Preferred Stock (“Series A Preferred Stock”). Each holder of Series A Preferred Stock is entitled to 500 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action.

On August 27, 2015, the Financial Industry Regulatory Authority approved the Reverse Stock Split and our corporate name change.

Closing of the Exchange; Management Changes

Effective as of September 2, 2015, we closed the exchange (the “Exchange”) pursuant to that certain share exchange agreement dated as of June 22, 2015, as amended, among us, OncBioMune, Inc. (“ONC”) and the ONC stockholders (the “Exchange Agreement”). On September 2, 2015, pursuant to the terms of the Exchange Agreement, we issued an aggregate of 47,000,000 shares of our common stock (representing approximately 91.3% of our then-outstanding common stock) and 1,000,000 shares of our Series A preferred stock (representing 100% of our outstanding Series A preferred shares) in exchange for 47,000,000 shares of ONC’s common stock. As a result, the ONC stockholders became our stockholders and ONC became our wholly-owned subsidiary.

Each share of Series A preferred stock is entitled to 500 votes on all matters that come before stockholders for a vote. For federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. ONC is treated as the accounting acquirer and as such the consolidated financial statements included in this prospectus present the former operations of ONC for all periods presented.

In accordance with the terms of the Exchange Agreement, as amended, Constantin Dietrich resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director. Mr. Dietrich’s resignation was not as a result of any disagreements with the Company. In addition, each of Jonathan F. Head, Ph. D., Robert L. Elliott, M.D., and Andrew Kucharchuk were appointed as members of our board of directors, effective September 2, 2015. We also appointed the following individuals to the respective offices set forth next to their names:

Jonathan F. Head, Ph. D. - Chief Executive Officer

Robert L. Elliott, Jr., M.D. - Chief Medical Officer (not an executive officer position)

Andrew Kucharchuk - Chief Financial Officer and President

In connection with our corporate name change to OncBioMune Pharmaceuticals, Inc., the trading symbol for our common stock was changed from “QUNI” to “OBMP.” Also, effective as of September 2, 2015, we changed our fiscal year end from February 28 to December 31.

Effective November 18, 2015, Charles L. Rice, Jr. was appointed as a member of our board of directors.

Change in Our Independent Registered Public Accounting Firm

On September 2, 2015, our board of directors approved the engagement of Anton & Chia, LLP, and the dismissal of Salberg & Company, P.A., as our independent registered public accounting firm.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5

Company Information

Our principal office is located at 11441 Industriplex Blvd, Suite 190, Baton Rouge, LA 70809 and our phone number is (225) 227-2384. Our corporate website address is www.oncbiomune.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

On October 20, 2015, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to $10,100,000 of our common stock (subject to certain limitations) from time to time over a 36-month period. Also on October 20, 2015, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Other than (i) 333,334 shares of our common stock that we have already issued to Lincoln Park for a total purchase price of $100,000 as an initial purchase under the Purchase Agreement (the “Initial Purchase”) and (ii) 1,000,000 shares of our common stock that we have already issued to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase additional shares of our common stock under the Purchase Agreement, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to 100,000 shares of our common stock on any such business day; provided, however, that Lincoln Park’s committed obligation shall not exceed $50,000 for any such purchase, except that under certain circumstances the limit may increase to up to $500,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances. Except as described in this prospectus we will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market prices of our common stock preceding the time of sale as computed under the Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $0.10 per share, subject to adjustment as provided in the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

As of November 10, 2015, there were 54,342,633 shares of our common stock outstanding, of which 13,440,476 shares were held by non-affiliates, excluding the 1,333,334 shares that we have already issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an additional $10,000,000, excluding the $100,000 Initial Purchase, of our common stock to Lincoln Park, only 4,475,679 shares of our common stock are being offered under this prospectus, which represents:

●	500,000 shares that we issued to Lincoln Park as part of a commitment fee, and

●	An additional 3,975,679 shares which may be issued to Lincoln Park in the future under the Purchase Agreement.

Lincoln Park may not assign of transfer its rights and obligations under the Purchase Agreement. If all of the 4,475,679 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent 8.2% of the total number of shares of our common stock outstanding as of the date of this prospectus. If we elect to issue and sell more than the 4,475,679 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

Sales of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of issuances of shares of common stock to Lincoln Park. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

6

The Offering

Issuer	OncBioMune Pharmaceuticals, Inc.

Common stock to be offered by the selling stockholders	4,475,679 shares consisting of:

● 500,000 commitment shares issued to Lincoln Park, and

● 3,975,679 shares that we may issue to Lincoln Park under the Purchase Agreement, excluding 333,334 shares which have been issued in connection with the $100,000 Initial Purchase.

Common stock outstanding before this offering	54,342,633 shares

Common stock to be outstanding after this offering	58,318,312 shares

Use of proceeds	We will not receive any proceeds from the sale of common stock by Lincoln Park in this offering. However, we may receive up to $10,100,000 under the Purchase Agreement with Lincoln Park, of which we have already received $100,000. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used for general corporate purposes and working capital requirements. See “Use of Proceeds” and “Principal and Selling Stockholders.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

OTCQB trading symbol	OBMP

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2014 and 2013 are derived from the audited financial statements. The summary historical financial data for the nine months ended September 30, 2015 and 2014 and the balance sheet data as of September 30, 2015 and 2014 are derived from our unaudited condensed consolidated financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2014	2013	2015	2014
			(unaudited)
Statement of Operations Data
Total revenues	$254	$550,881	$--	--
Total operating expenses	452,698	642,272	346,367	310,393
Loss from operations	(452,444)	(91,391)	(346,367)	(310,393)
Total other expense	(1,435)	(500)	4,583	(341)
Net loss	$(453,879)	$(91,891)	$(341,784)	(310,734)
Net loss per share, basic and diluted	$(0.01)	$(0.00)	(0.01)	(0.01)

Balance Sheet Data (at period end)
Cash	$100,760	$467,891	$184,600
Working capital (deficit) (1)	(138,823)	315,056	$(52,927)
Total assets	100,760	474,891	204,584
Total liabilities	239,583	159,835	251,111
Members’ equity (deficit)	(138,823)	315,056	(46,527)

(1)	Working capital represents total current assets less total current liabilities.

7

RISK FACTORS

Investment in our common stock involves a number of substantial risks. You should not invest in our stock unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Relating to our Product Commercialization Pursuits

If we fail to achieve and sustain commercial success for ProscaVax, our business will suffer, our future prospects may be harmed and our stock price would likely decline.

We have never sold or marketed a pharmaceutical product. Unless we can successfully commercialize ProscaVax or another product candidate or acquire the right to market other approved products, our business will be materially adversely affected. Our ability to generate revenues for ProscaVax will depend on, and may be limited by, a number of factors, including the following:

●	Our ability to receive approval of ProscaVax by the FDA;

●	acceptance of and ongoing satisfaction with ProscaVax by the medical community, patients receiving therapy and third-party payers in the United States, and eventually in foreign markets if we receive marketing approvals abroad;

●	our ability to develop and expand market share for treating late stage prostate cancer patients, both in the United States and potentially in the rest of the world if we receive marketing approvals outside of the United States, in the midst of numerous competing products for late stage prostate cancer, many of which are in late stage clinical development;

●	whether data from clinical trials for the additional indication of early stage prostate cancer patients are positive and whether such data, if positive, will be sufficient to achieve approval from the FDA and its foreign counterparts to market and sell ProscaVax for this additional indication;

●	adequate coverage or reimbursement for ProscaVax by government healthcare programs and third-party payors, including private health coverage insurers and health maintenance organizations; and

●	the ability of patients to afford any required co-payments for ProscaVax.

If for any reason we are unable to sell ProscaVax, our business would be seriously harmed and could fail.

If ProscaVax were to become the subject of problems related to its efficacy, safety, or otherwise, our ability to generate revenues from ProscaVax could be seriously harmed.

ProscaVax, in addition to any other of our drug candidates that may be approved by the FDA, will be subject to continual review by the FDA, and we cannot assure you that newly discovered safety issues will not arise. With the use of any newly marketed drug by a wider patient population, serious adverse events may occur from time to time that initially do not appear to relate to the drug itself. Any safety issues could cause us to suspend or cease marketing of our approved products, cause us to modify how we market our approved products, subject us to substantial liabilities, and adversely affect our revenues and financial condition. In the event of a withdrawal of ProscaVax from the market, our revenues would decline significantly and our business would be seriously harmed and could fail.

Adoption of ProscaVax for the treatment of patients with either early stage or advanced prostate cancer may be slow or limited for a variety of reasons, including competing therapies and perceived difficulties in the treatment process or delays in obtaining reimbursement. If ProscaVax is not successful in broad acceptance as a treatment option for prostate cancer, our business would be harmed.

The rate of adoption of ProscaVax for early stage or advanced prostate cancer and the ultimate market size will be dependent on several factors, including the education of treating physicians on the patient treatment process with ProscaVax and immunotherapies generally. A significant portion of the prospective patient base for treatment with ProscaVax may be under the care of urologists who may be less experienced with immunotherapy than oncologists. Acceptance by urologists of ProscaVax as a treatment option may be measurably slower than adoption by oncologists of ProscaVax as a therapy and may require more educational effort by us.

To achieve global success for ProscaVax as a treatment, we will need to obtain approvals by foreign regulatory authorities. Data from our completed clinical trials of ProscaVax may not be sufficient to support approval for commercialization by regulatory agencies governing the sale of drugs outside of the United States. This could require us to spend substantial sums to develop sufficient clinical data for licensure by foreign authorities. Submissions for approval by foreign regulatory authorities may not result in marketing approval by these authorities for the requested indication. In addition, certain countries require pricing to be established before reimbursement for the specific indication may be obtained. We may not receive or maintain marketing approvals at favorable pricing levels or at all, which could harm our ability to market ProscaVax globally. Prostate cancer is common in many regions where the healthcare support systems are limited and reimbursement for ProscaVax may be limited or unavailable, which will likely limit or slow adoption in these regions. If we are unable to successfully achieve the full global market potential of ProscaVax due to diagnosis practices or regulatory hurdles, our future prospects would be harmed and our stock price could decline.

8

Risks Relating to Our Financial Position and Operations

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

During the year ended December 31, 2014, OncBioMune, L.L.C. had no revenues and an accumulated deficit of $138,823 as of December 31, 2014. These conditions, among others, raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our Report of Independent Registered Public Accounting Firm on our financial statements for the year ended December 31, 2014. Although our financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business. Our financial statements contain additional note disclosure describing the circumstances that lead to this disclosure by our independent auditors. Even if we are able to successfully realize our commercialization goals for ProscaVax, because of the numerous risks and uncertainties associated with commercialization of a biologic, we may still require additional funding. And in any event, we are unable to predict when we will become profitable, if at all. Even if we do produce revenues and achieve profitability, we may not be able to maintain or increase profitability.

Risks from Competitive Factors

Our competitors may develop and market products that are less expensive, more effective, safer or reach the market sooner, which may diminish or eliminate the commercial success of any products we may commercialize.

Competition in the cancer therapeutics field is intense and is accentuated by the rapid pace of advancements in product development. In addition, we compete with other clinical-stage companies and institutions for clinical trial participants, which could reduce our ability to recruit participants for our clinical trials. Delay in recruiting clinical trial participants could adversely affect our ability to bring a product to market prior to our competitors. Further, research and discoveries by others may result in breakthroughs that render potential products obsolete before they generate revenue.

Products such as chemotherapeutics, androgen metabolism or androgen receptor antagonists, endothelin A receptor antagonists, antisense compounds, angiogenesis inhibitors and gene therapies for cancer are also under development by a number of companies and could potentially compete with ProscaVax and our other product candidates. In addition, many universities and private and public research institutes may in the future become active in cancer research, which may be in direct competition with us.

Some of our competitors in the cancer therapeutics field have substantially greater research and development capabilities and manufacturing, marketing, financial and managerial resources than we do. Acquisitions of competing companies by large pharmaceutical and biotechnology companies could enhance our competitors’ resources. In addition, our competitors may obtain patent protection or FDA approval and commercialize products more rapidly than we do, which may impact future sales of our products. We expect that competition among products approved for sale will be based, among other things, on product efficacy, price, safety, reliability, availability, patent protection, and sales, marketing and distribution capabilities. Our profitability and financial position will suffer if our products receive regulatory approval, but cannot compete effectively in the marketplace.

We could face competition for ProscaVax or other approved products from biosimilar products that could impact our profitability.

We may face competition in Europe from biosimilar products, and we expect we may face competition from biosimilars in the future in the United States as well. To the extent that governments adopt more permissive approval frameworks and competitors are able to obtain broader marketing approval for biosimilars, our products will become subject to increased competition. Expiration or successful challenge of applicable patent rights could trigger such competition, and we could face more litigation regarding the validity and/or scope of our patents. We cannot predict to what extent the entry of biosimilar products or other competing products could impact our future potential sale of ProscaVax in the E.U., where biosimilars to other innovator biological products are already available. Our inability to compete effectively in foreign territories would reduce global sales potential, which could have a material adverse effect on our results of operations.

On March 23, 2010, PPACA became law and authorized FDA approval of biosimilar products. PPACA established a period of 12 years of data exclusivity for reference products and outlined statutory criteria for science-based biosimilar approval standards. Under this framework, data exclusivity protects the data in the innovator’s regulatory application by prohibiting, for a period of 12 years, others from gaining FDA approval based in part on reliance or reference to the innovator’s data. FDA has not yet announced implementation of the biosimilars regulatory approval pathway; however, PPACA does not require the agency to do so before it may approve biosimilars. The new law does not change the duration of patents granted on biologic products. Because of this pathway for the approval of biosimilars in the U. S., we may in the future face greater competition from biosimilar products and downward pressure on our product prices, sales and revenues, subject to our ability to enforce our patents.

9

Failure to retain key personnel could impede our ability to develop our products and to obtain new collaborations or other sources of funding.

We depend, to a significant extent, on the efforts of our key employees, including senior management and senior scientific, clinical, regulatory, operational and other personnel. The development of new therapeutic products requires expertise from a number of different disciplines, some of which are not widely available.

We depend upon our scientific staff to discover new product candidates and to develop and conduct pre-clinical studies of those new potential products. Our clinical and regulatory staff is responsible for the design and execution of clinical trials in accordance with FDA requirements and for the advancement of our product candidates toward FDA approval and submission of data supporting approval. The quality and reputation of our scientific, clinical and regulatory staff, especially the senior staff, and their success in performing their responsibilities, may directly influence the success of our product development programs. As we pursue successful commercialization of ProscaVax, our sales and marketing, and operations executive management staff takes on increasing significance and influence upon our organizational success. In addition, our executive officers are involved in a broad range of critical activities, including providing strategic and operational guidance. The loss of these individuals, or our inability to retain or recruit other key management and scientific, clinical, regulatory, medical, operational and other personnel, may delay or prevent us from achieving our business objectives. We face intense competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.

Risks Relating to Collaboration Arrangements and Reliance on Third Parties

We must rely at present on relationships with third-party suppliers to supply necessary components used in our products, which relationships are not easy to replace.

We rely upon contract manufacturers for components used in the manufacture of ProscaVax. Problems with any of our suppliers’ facilities or processes could result in failure to produce or a delay in production of adequate supplies of the antigen or other components we use in the manufacture of ProscaVax. This could delay or reduce commercial sales and materially harm our business. Any prolonged interruption in the operations of our suppliers’ facilities could result in cancellation of orders, loss of components in the process of being manufactured or a shortfall in availability of a necessary component. A number of factors could cause interruptions, including the inability of a supplier to provide raw materials, equipment malfunctions or failures, damage to a facility due to natural disasters, changes in FDA or equivalent other country authorities’ regulatory requirements or standards that require modifications to manufacturing processes, or action by us to implement process changes or other similar factors. Because manufacturing processes are complex and are subject to a lengthy FDA or equivalent non-United States regulatory approval process, alternative qualified supply may not be available on a timely basis or at all. Difficulties or delays in our suppliers’ manufacturing and supply of components could delay our clinical trials, increase our costs, damage our reputation and, for ProscaVax, cause us to lose revenue or market share if we are unable to timely meet market demands.

We rely on single source vendors for some key components for ProscaVax and our active immunotherapy product candidates, which could impair our ability to manufacture and supply our products.

We currently depend on single source vendors for components used in ProscaVax and other active immunotherapy candidates. Any production shortfall that impairs the supply of the antigen in ProscaVax to us could have a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain a sufficient quantity of antigen, there could be a substantial delay in successfully developing a second source supplier. In addition, we rely on single-source unaffiliated third-party suppliers for certain other raw materials, medical devices and components necessary for the formulation, fill and finish of our products. Certain of these raw materials, medical devices and components are the proprietary products of these unaffiliated third-party suppliers and are specifically cited in the drug application with regulatory agencies so that they must be obtained from that specific sole source and could not be obtained from another supplier unless and until the regulatory agency approved such supplier. An inability to continue to source product from any of these suppliers, which could be due to regulatory actions or requirements affecting the supplier, adverse financial or other strategic developments experienced by a supplier, labor disputes or shortages, unexpected demands or quality issues, could adversely affect our ability to satisfy demand for ProscaVax or other products, which could adversely affect our product sales and operating results materially or our ability to conduct clinical trials, either of which could significantly harm our business.

10

If we fail to enter into any needed collaboration agreements for our product candidates, we may be unable to commercialize them effectively or at all.

Product collaborations are complex and any potential discussions may not result in a definitive agreement for many reasons. For example, whether we reach a definitive agreement for a collaboration would depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration, and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the potential market for the product candidate, the costs and complexities of manufacturing and delivering the product candidate to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge, and industry and market conditions generally. If we were to determine that a collaboration for a particular product is necessary to commercialize it and we were unable to enter into such a collaboration on acceptable terms, we might elect to delay or scale back the commercialization of a product in order to preserve our financial resources or to allow us adequate time to develop the required physical resources and systems and expertise ourselves.

If we enter into a collaboration agreement we consider acceptable, the collaboration may not proceed as quickly, smoothly or successfully as we plan. The risks in a collaboration agreement generally include:

●	the collaborator may not apply the expected financial resources or required expertise in developing the physical resources and systems necessary to successfully commercialize a product;

●	the collaborator may not invest in the development of a sales and marketing force and the related infrastructure at levels that ensure that sales of a product reach their full potential;

●	disputes may arise between us and a collaborator that delay the commercialization of the product or adversely affect its sales or profitability; or

●	the collaborator may independently develop, or develop with third parties, products that could compete with the product.

With respect to a collaboration for any of our products or product candidates, we are dependent on the success of our collaborators in performing their respective responsibilities and the continued cooperation of our collaborators. Our collaborators may not cooperate with us to perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to activities related to our collaboration agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us. A collaborator may have the right to terminate the collaboration at its discretion. Any termination may require us to seek a new collaborator, which we may not be able to do on a timely basis, if at all, or require us to delay or scale back the commercialization efforts. The occurrence of any of these events could adversely affect the commercialization of product candidates we may commercialize and materially harm our business and stock price by slowing the pace of growth of such sales, by reducing the profitability of the product or by adversely affecting the reputation of the product in the market.

Risks Relating to Our Clinical Trial and Product Development Initiatives

The costs of our product candidate development and clinical trials are difficult to estimate and will be very high for many years, preventing us from making a profit for the foreseeable future, if ever.

Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. Our estimates of the costs associated with future clinical trials and research may be substantially lower than what we actually experience. It is impossible to predict what we will face in the development of a product candidate, such as ProscaVax. The purpose of clinical trials is to provide both us and regulatory authorities with safety and efficacy data in humans. It is relatively common to revise a trial or add subjects to a trial in progress. These examples of common variances in product development and clinical investigations demonstrate how predicted costs may exceed reasonable expectations. The difficult and often complex steps necessary to obtain regulatory approval, especially that of the FDA and the European Union’s European Medicine’s Agency (the “EMA”), involve significant costs and may require several years to complete. We expect that we will need substantial additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses.

The extent of our clinical trials and research programs are primarily based upon the amount of capital available to us and the extent to which we receive regulatory approvals for clinical trials. We have established estimates of the future costs of the Phase 2 clinical trial for ProscaVax, but, as explained above, that estimate may not prove correct.

11

Our clinical and pre-clinical candidates in the pipeline for other potential cancer immunotherapies and targeted products may never reach the commercial market for a number of reasons.

To sustain our business, we focus substantial resources on the search for new pharmaceutical products. These activities include engaging in discovery research and product development, conducting pre-clinical and clinical studies, and seeking regulatory approval in the United States for product candidates and in other countries for ProscaVax and other products we may market in the future. Our long-term success depends on the discovery and development of new drugs that we can commercialize. Our cancer immunotherapy and targeted program pipeline candidates are still at a relatively early stage in the development process. There can be no assurance that these product candidates or any other potential therapies we may pursue will become a marketed drug. In addition, we may find that certain products cannot be manufactured on a commercial scale and, therefore, they may not be economical to produce, or may be precluded from commercialization by proprietary rights of third parties.

A significant portion of the research that we are conducting involves new and unproven technologies. Research programs to identify disease targets and product candidates require substantial technical, financial and human resources, whether or not we ultimately identify any candidates. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield candidates for clinical development for a number of reasons, including difficulties in formulation which cannot be overcome, timing and competitive concerns.

An Investigative New Drug (“IND”) application must become effective before human clinical trials may commence. The IND application is automatically effective 30 days after receipt by the FDA unless before that time, the FDA raises concerns or questions about the product’s safety profile or the design of the trials as described in the application. In the latter case, any outstanding concerns must be resolved with the FDA before clinical trials can proceed. Thus, the submission of an IND may not result in FDA authorization to commence clinical trials in any given case. After authorization is received, the FDA retains the authority to place the IND, and clinical trials under that IND, on clinical hold. If we are unable to commence clinical trials or clinical trials are delayed indefinitely, we would be unable to develop additional product candidates and our business could be materially harmed. Clinical trials, both in the United States and in other countries, can be delayed for a variety of reasons, including:

●	delays or failures in obtaining regulatory authorization to commence a trial because of safety concerns of regulators relating to our product candidates or similar product candidates of our competitors or failure to follow regulatory guidelines;

●	delays or failures in obtaining clinical materials and manufacturing sufficient quantities of the product candidate for use in trials;

●	delays or failures in reaching agreement on acceptable terms with prospective study sites;

●	delays or failures in obtaining approval of our clinical trial protocol from an institutional review board (“IRB”) or ethics committee (“EC”) to conduct a clinical trial at a prospective study site;

●	delays in recruiting patients to participate in a clinical trial;

●	failure of our clinical trials and clinical investigators to be in compliance with the FDA’s Good Clinical Practices or equivalent other country regulations and requirements;

●	unforeseen safety issues, including negative results from ongoing pre-clinical studies;

●	inability to monitor patients adequately during or after treatment;

●	unexpected adverse events occurring during the clinical trial;

●	failure by third-party clinical trial managers to comply with regulations concerning protection of patient health data;

●	difficulty monitoring multiple study sites;

●	failure of our third-party clinical trial managers to satisfy their contractual duties, comply with regulations or meet expected deadlines; and

●	determination by regulators that the clinical design of the trials is not adequate.

The nature and efforts required to complete a prospective research and development project are typically indeterminable at very early stages when research is primarily conceptual and may have multiple applications. Once a focus towards developing a specific product candidate has been developed, we obtain more visibility into the efforts that may be required to reach conclusion of the development phase. However, there are inherent risks and uncertainties in developing novel biologics in a rapidly changing industry environment. To obtain approval of a product candidate from the FDA or other country regulatory authorities, we must, among other requirements, submit data supporting safety and efficacy as well as detailed information on the manufacture and composition of the product candidate. In most cases, this entails extensive laboratory tests and pre-clinical and clinical trials. The collection of this data, as well as the preparation of applications for review by the FDA and other regulatory agencies outside the United States are costly in time and effort, and may require significant capital investment.

12

We may encounter significant difficulties or costs in our efforts to obtain FDA approvals or approvals to market products in foreign markets. For example, the FDA or the equivalent in jurisdictions outside the United States may determine that our data is not sufficiently compelling to warrant marketing approval, or may require we engage in additional clinical trials or provide further analysis which may be costly and time consuming. Regardless of the nature of our efforts to complete development of our products and receive marketing approval, we may encounter delays that render our product candidates uncompetitive or otherwise preclude us from marketing products.

We may be required to obtain additional funding to complete development of product candidates or in order to commercialize approved products. However such funding may not be available to us on terms we deem acceptable or at all. Our ability to access additional capital is dependent on the success of our business and the perception by the market of our future business prospects. In the event we were unable to obtain necessary funding, we might halt or temporarily delay ongoing development projects.

Pre-clinical testing and clinical trials for product candidates must satisfy stringent regulatory requirements or we may be unable to utilize the results.

The pre-clinical testing and clinical trials of any product candidates that we develop must comply with regulations by numerous federal, state and local government authorities in the United States, principally the FDA, and by similar governmental authorities in other countries. Clinical trials are subject to continuing oversight by governmental regulatory authorities and institutional review boards and must meet the requirements of these authorities in the United States and other countries, including those for informed consent and good clinical practices. We may not be able to comply with these requirements, which could disqualify completed or ongoing clinical trials. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of our product candidates, including the following:

●	safety and efficacy results from human clinical trials may show the product candidate to be less effective or safe than desired or earlier results may not be replicated in later clinical trials;

●	the results of pre-clinical studies may be inconclusive or they may not be indicative of results that will be obtained in human clinical trials;

●	after reviewing relevant information, including pre-clinical testing or human clinical trial results, we may abandon or substantially restructure programs that we might previously have believed to be promising;

●	we, the FDA, an IRB, an EC, or similar regulatory authorities in other countries may suspend or terminate clinical trials if the participating patients are being exposed to unacceptable health risks or for other reasons; and

●	the effects of our product candidates may not be the desired effects or may include undesirable side effects or other characteristics that interrupt, delay or cause us or the FDA, or equivalent governmental authorities in other countries, to halt clinical trials or cause the FDA or non-United States regulatory authorities to deny approval of the product candidate for any or all target indications.

Each phase of clinical testing is highly regulated, and during each phase there is risk that we will encounter serious obstacles or will not achieve our goals, and accordingly we may abandon a product in which we have invested substantial amounts of time and money. In addition, we must provide the FDA and foreign regulatory authorities with pre-clinical and clinical data that demonstrate that our product candidates are safe and effective for each target indication before they can be approved for commercial distribution. We cannot state with certainty when or whether any of our products now under development will be approved or launched; or whether any products, once approved and launched, will be commercially successful.

The FDA, other non-United States regulatory authorities, or an Advisory Committee may determine our clinical trials data regarding safety or efficacy are insufficient for regulatory approval.

Although we obtain guidance from regulatory authorities on certain aspects of our clinical development activities, these discussions are not binding obligations on regulatory authorities. Regulatory authorities may revise or retract previous guidance or may disqualify a clinical trial in whole or in part from consideration in support of approval of a potential product for commercial sale or otherwise deny approval of that product. Even if we obtain successful clinical safety and efficacy data, we may be required to conduct additional, expensive trials to obtain regulatory approval. FDA, or equivalent other country authorities, may elect to obtain advice from outside experts regarding scientific issues and/or marketing applications under FDA or other country authority review through the FDA’s Advisory Committee process or other country procedures. Views of the Advisory Committee or other experts may differ from those of the FDA, or equivalent other country authority, and may impact our ability to commercialize a product candidate.

13

If we encounter difficulties enrolling patients in our clinical trials, our trials could be delayed or otherwise adversely affected.

Clinical trials for our product candidates may require that we identify and enroll a large number of patients with the disease under investigation. We may not be able to enroll a sufficient number of patients, or those with required or desired characteristics to achieve diversity in a study, to complete our clinical trials in a timely manner.

Patient enrollment is affected by factors including:

●	design of the trial protocol;

●	the size of the patient population;

●	eligibility criteria for the study in question;

●	perceived risks and benefits of the product candidate under study;

●	availability of competing therapies and clinical trials;

●	efforts to facilitate timely enrollment in clinical trials;

●	patient referral practices of physicians;

●	the ability to monitor patients adequately during and after treatment; and

●	geographic proximity and availability of clinical trial sites for prospective patients.

Additionally, even if we are able to identify an appropriate patient population for a clinical trial, there can be no assurance that the patients will continue in the clinical trial through completion.

If we have difficulty enrolling or maintaining a sufficient number of patients with sufficient diversity to conduct our clinical trials as planned, we may need to delay or terminate ongoing or planned clinical trials, either of which would have a negative effect on our business.

Risks Related to Regulation of the Pharmaceutical Industry

ProscaVax and our other products in development cannot be sold if we do not maintain or gain required regulatory approvals.

Our business is subject to extensive regulation by numerous state and federal governmental authorities in the United States, including the FDA, and potentially by foreign regulatory authorities, with regulations differing from country to country. In the United States, the FDA regulates, among other things, the pre-clinical testing, clinical trials, manufacturing, safety, efficacy, potency, labeling, storage, record keeping, quality systems, advertising, promotion, sale and distribution of therapeutic products. Other applicable non-United States regulatory authorities have equivalent powers. Failure to comply with applicable requirements could result in, among other things, one or more of the following actions: withdrawal of product approval, notices of violation, untitled letters, warning letters, fines and other monetary penalties, unanticipated expenditures, delays in approval or refusal to approve a product candidate; product recall or seizure; interruption of manufacturing or clinical trials; operating restrictions; injunctions; and criminal prosecution. We are required in the United States and in foreign countries to obtain approval from regulatory authorities before we can manufacture, market and sell our products.

Obtaining regulatory approval for marketing of a product candidate in one country does not assure we will be able to obtain regulatory approval in other countries. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries. Once approved, the FDA and other United States and non-United States regulatory authorities have substantial authority to limit the uses or indications for which a product may be marketed, restrict distribution of the product, require additional testing, change product labeling or mandate withdrawal of our products. The marketing of our approved products will be subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including: the manufacturing, testing, distribution, labeling, packaging, storage, reporting and record-keeping related to the product, advertising, promotion, and adverse event reporting requirements. In addition, incidents of adverse drug reactions, unintended side effects or misuse relating to our products could result in required post-marketing studies, additional regulatory controls or restrictions, or even lead to withdrawal of a product from the market.

14

In general, the FDA and equivalent other country authorities require labeling, advertising and promotional materials to be truthful and not misleading, and marketed only for the approved indications and in accordance with the provisions of the approved label. If the FDA or other regulatory authorities were to challenge our promotional materials or activities, they may bring enforcement action.

Our failure to obtain approval, significant delays in the approval process, or our failure to maintain approval in any jurisdiction will prevent us from selling a product in that jurisdiction. Any product and its manufacturer will continue to be subject to strict regulations after approval, including but not limited to, manufacturing, quality control, labeling, packaging, adverse event reporting, advertising, promotion and record-keeping requirements. Any problems with an approved product, including the later exhibition of adverse effects or any violation of regulations could result in restrictions on the product, including its withdrawal from the market, which could materially harm our business. The process of obtaining approvals in foreign countries is subject to delay and failure for many of the same reasons.

Regulatory authorities could also add new regulations or change existing regulations at any time, which could affect our ability to obtain or maintain approval of our products. ProscaVax and our investigational cellular immunotherapies are novel. As a result, regulatory agencies lack experience with them, which may lengthen the regulatory review process, increase our development costs and delay or prevent commercialization of ProscaVax outside of the United States and with respect to our active immunotherapy products under development. We are unable to predict when and whether any changes to regulatory policy affecting our business could occur, and such changes could have a material adverse impact on our business. If regulatory authorities determine that we have not complied with regulations in the research and development of a product candidate, a new indication for an existing product or information to support a current indication, they may not approve the product candidate or new indication or maintain approval of the current indication in its current form or at all, and we would not be able to market and sell it. If we were unable to market and sell our products or product candidates, our business and results of operations would be materially and adversely affected.

Failure to comply with foreign regulatory requirements governing human clinical trials and failure to obtain marketing approval for product candidates could prevent us from selling our products in foreign markets, which may adversely affect our operating results and financial condition.

The requirements governing the conduct of clinical trials, manufacturing, testing, product approvals, pricing and reimbursement outside the United States vary greatly from country to country. In addition, the time required to obtain approvals outside the United States may differ significantly from that required to obtain FDA approval. We may not obtain foreign regulatory approvals on the timeframe we may desire, if at all. Approval by the FDA does not assure approval by regulatory authorities in other countries, and foreign regulatory authorities could require additional testing. Failure to comply with these regulatory requirements or obtain required approvals could impair our ability to develop foreign markets for our products and may have a material adverse effect on our business and future prospects.

Our product sales depend on adequate coverage and reimbursement from third-party payers.

Our sale of ProscaVax is dependent on the availability and extent of coverage and reimbursement from third-party payers, including government healthcare programs and private insurance plans. We rely in large part on the reimbursement coverage by federal and state sponsored government programs such as Medicare and Medicaid in the United States and equivalent programs in other countries. In the event we seek approvals to market ProscaVax in foreign territories, we will need to work with the government-sponsored healthcare systems in Europe and other foreign countries that are the primary payers of healthcare costs in those regions. Governments and private payers may regulate prices, reimbursement levels and/or access to ProscaVax and any other products we may market to control costs or to affect levels of use of our products. We cannot predict the availability or level of coverage and reimbursement for ProscaVax or our product candidates and a reduction in coverage and/or reimbursement for our products could have a material adverse effect on our product sales and results of operations.

We use hazardous materials in our business and must comply with environmental laws and regulations, which can be expensive.

Our operations produce hazardous waste products, including chemicals and radioactive and biological materials. We are subject to a variety of federal, state and local laws and regulations relating to the use, handling, storage and disposal of these materials. Although we believe that our safety procedures for handling and disposing of these materials complies with the standards prescribed by state and federal laws and regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. We generally contract with third parties for the disposal of such hazardous waste products and store our low level radioactive waste at our facilities in compliance with applicable environmental laws until the materials are no longer considered radioactive. We are also subject to regulation by the Occupational Safety and Health Administration (“OSHA”), and the Environmental Protection Agency (the “EPA”), and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. OSHA and/or the EPA may promulgate regulations that may affect our research and development programs. We may be required to incur further costs to comply with current or future environmental and safety laws and regulations. In addition, in the event of accidental contamination or injury from these materials, we could be held liable for any damages that result, including remediation, and any such liability could exceed our resources.

15

Risks in Protecting Our Intellectual Property

If we are unable to protect our proprietary rights or to defend against infringement claims, we may not be able to compete effectively or operate profitably.

We invent and develop technologies that are the basis for or incorporated in our potential products. We protect our technology through United States and foreign patent filings, trademarks and trade secrets. We have issued patents, and applications for United States and foreign patents in various stages of prosecution. We expect that we will continue to file and prosecute patent applications and that our success depends in part on our ability to establish and defend our proprietary rights in the technologies that are the subject of issued patents and patent applications.

The fact that we have filed a patent application or that a patent has issued, however, does not ensure that we will have meaningful protection from competition with regard to the underlying technology or product. Patents, if issued, may be challenged, invalidated, declared unenforceable or circumvented or may not cover all applications we may desire. Our pending patent applications as well as those we may file in the future may not result in issued patents. Patents may not provide us with adequate proprietary protection or advantages against competitors with, or who could develop, similar or competing technologies or who could design around our patents. Patent law relating to the scope of claims in the pharmaceutical field in which we operate is continually evolving and can be the subject of some uncertainty. The laws providing patent protection may change in a way that would limit protection.

We also rely on trade secrets and know-how that we seek to protect, in part, through confidentiality agreements. Our policy is to require our officers, employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers and other advisors to execute confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality agreements from companies that receive our confidential data. For employees, consultants and contractors, we require confidentiality agreements providing that all inventions conceived while rendering services to us shall be assigned to us as our exclusive property. It is possible, however, that these parties may breach those agreements, and we may not have adequate remedies for any breach. It is also possible that our trade secrets or know-how will otherwise become known to or be independently developed by competitors.

We are also subject to the risk of claims, whether meritorious or not, that our products or immunotherapy candidates infringe or misappropriate third-party intellectual property rights. Defending against such claims can be quite expensive even if the claims lack merit. And if we are found to have infringed or misappropriated a third-party’s intellectual property, we could be required to seek a license or discontinue our products or cease using certain technologies or delay commercialization of the affected product or products, and we could be required to pay substantial damages, which could materially harm our business.

We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business.

Litigation relating to the ownership and use of intellectual property is expensive, and our position as a relatively small company in an industry dominated by very large companies may cause us to be at a disadvantage in defending our intellectual property rights and in defending against claims that our immunotherapy candidates infringe or misappropriate third-party intellectual property rights. Even if we are able to defend our position, the cost of doing so may adversely affect our profitability. We may in the future be subject to patent litigation and may not be able to protect our intellectual property at a reasonable cost if such litigation is initiated. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We are exposed to potential product liability claims, and insurance against these claims may not be adequate and may not be available to us at a reasonable rate in the future.

Our business exposes us to potential liability risks inherent in the research, development, manufacturing and marketing of drug candidates and products. If any of our drug candidates in clinical trials or our marketed products harm people or allegedly harm people, we may be subject to costly and damaging product liability claims. Most, if not all, of the patients who participate in our clinical trials are already seriously ill when they enter a trial. We have clinical trial insurance coverage, and commercial product liability insurance coverage. However, this insurance coverage may not be adequate to cover all claims against us. There is also a risk that adequate insurance coverage will not be available in the future on commercially reasonable terms, if at all. The successful assertion of an uninsured product liability or other claim against us could cause us to incur significant expenses to pay such a claim, could adversely affect our product development or product sales and could cause a decline in our product revenues. Even a successfully defended product liability claim could cause us to incur significant expenses to defend such a claim, could adversely affect our product development and could cause a decline in our product revenues. In addition, product liability claims could result in an FDA or equivalent non-United States regulatory authority investigation of the safety or efficacy of our products, our manufacturing processes and facilities, or our marketing programs. An FDA or equivalent non-United States regulatory authority investigation could also potentially lead to a recall of our products or more serious enforcement actions, limitations on the indications for which they may be used, or suspension or withdrawal of approval.

16

Risks Relating to an Investment in Our Common Stock

Market volatility may affect our stock price, and the value of an investment in our common stock may be subject to sudden decreases.

The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends on a number of factors, including the following, many of which are beyond our control:

●	the relative success of our commercialization efforts for ProscaVax;

●	pre-clinical and clinical trial results and other product development activities;

●	our historical and anticipated operating results, including fluctuations in our financial and operating results or failure to meet revenue guidance;

●	changes in government regulations affecting product approvals, reimbursement or other aspects of our or our competitors’ businesses;

●	announcements of technological innovations or new commercial products by us or our competitors;

●	developments concerning our key personnel;

●	our ability to protect our intellectual property, including in the face of changing laws;

●	announcements regarding significant collaborations or strategic alliances;

●	publicity regarding actual or potential performance of products under development by us or our competitors;

●	market perception of the prospects for biotechnology companies as an industry sector; and

●	general market and economic conditions.

During periods of extreme stock market price volatility, share prices of many biotechnology companies have often fluctuated in a manner not necessarily related to their individual operating performance. Furthermore, historically our common stock has experienced greater price volatility than the stock market as a whole.

Anti-takeover provisions in our charter documents and under Nevada law and our stockholders’ rights plan could make an acquisition of us, which may be beneficial to our stockholders, more difficult.

Provisions of our amended and restated articles of incorporation, as amended (the “Articles”) and amended and restated bylaws (the “Bylaws”) will make it more difficult for a third-party to acquire us on terms not approved by our board of directors and may have the effect of deterring hostile takeover attempts. Our Articles authorize our board of directors to issue up to 20,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as Series A preferred stock, and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be junior to the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation. These and other impediments to a third-party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock. We are also subject to provisions of Nevada law that could have the effect of delaying, deferring or preventing a change in control of our company.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We are not currently profitable. To the extent we become profitable, we intend to retain any future earnings to fund the development and growth of our business and do not currently anticipate paying any cash dividends in the foreseeable future. Accordingly, our stockholders will not realize a return on their investment unless and until they sell shares after the trading price of our shares appreciates from the price at which the shareholder purchased.

17

Risks Relating to the Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On October 20, 2015, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,100,000 of our common stock. Concurrently with the execution of the Purchase Agreement on October 20, 2015, we issued 333,334 shares of our common stock to Lincoln Park for a total purchase price of $100,000 in the Initial Purchase under the Purchase Agreement and 1,000,000 shares of our common stock to Lincoln Park as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement. The additional purchase shares that may be sold pursuant to the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the SEC has declared effective the registration statement that includes this prospectus.

Other than with respect to the Initial Purchase by Lincoln Park under the Purchase Agreement, the purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park, except that, pursuant to the terms of our agreements with Lincoln Park, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our common stock is below $0.10 per share, subject to adjustment as set forth in the Purchase Agreement. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. As such, other than the Initial Purchase, Lincoln Park may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

18

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB tier of the OTC Markets. Trading in stock quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the New York Stock Exchange. These factors may result in investors having difficulty reselling any shares of our common stock.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and is likely to be highly volatile in the future because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

19

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. However, we may receive gross proceeds of up to $10,100,000 under the Purchase Agreement. We estimate that the net proceeds to us from the sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will be up to $10,000,000 over an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement and other estimated fees and expenses. See “Plan of Distribution” and “Principal and Selling Stockholders” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for general operations and the Phase 2 clinical trial.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

●	Ordinary brokers’ transactions,

●	Transactions involving cross or block trades,

●	Through brokers, dealers, or underwriters who may act solely as agents,

●	“At the market” into an existing market for the common stock,

●	In other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents,

●	In privately negotiated transactions, or

●	Any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

20

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Our common stock is quoted on the OTCQB under the symbol “OBMP.”

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

As of September 30, 2015, we had 1,000,000 shares of Series A preferred stock issued and outstanding. Holders of Series A preferred stock are entitled to receive, share for share with the holders of shares of common stock, such dividends if, as and when declared from time to time by the board of directors.

DESCRIPTION OF BUSINESS

Business Overview

We were incorporated under the laws of the State of Nevada on March 18, 2005. From 2010 until 2013, we engaged in the pharmaceutical business. During 2013, we decided to divest the balance of our pharmaceutical assets and engage in the digital media business, which encompasses social discovery aspects of the internet, primarily through an engagement website with mobile and tablet applications.

Effective September 2, 2015, we became a biotechnology company specializing in innovative cancer therapies. We have proprietary rights to a breast and prostate cancer therapeutic vaccines, a process for the growth of cancer cells and targeted chemotherapies. Our mission is to improve the overall patient condition through innovative immunotherapy with proven treatment protocols.

We are pursuing licensing and/or acquisition of our therapies and proprietary technologies. Robert L. Elliott, MD, our Chief Medical Officer and a member of our board of directors, and Jonathan F. Head, PhD, our Chief Executive Officer and a director, have conducted their research and development activities in association with their breast cancer research and treatment facility, the Elliott-Elliott-Head Breast Cancer Research and Treatment Center. The Elliott-Elliott-Head Breast Cancer Research and Treatment Center is located in Baton Rouge, Louisiana, and treats an average of 40 patients daily.

Our current product portfolio consists of three target therapies and a vaccine platform that allows us to create a therapeutic vaccine for any solid tumor cancer. The vaccine platform has treated over 300 patients. We are in the planning stage of a Phase 2 clinical trial of our lead product, ProscaVax®. The trial will be under the direction of Glenn Bubley, MD and the lead site will be Harvard’s Beth Israel Deaconess Medical Center, with additional other hospitals in the Harvard Health System. We anticipate that the trial will expand the results that we found in our Phase 1 clinical trial in a different patient population. We also hope to develop our other proprietary technologies, such as the paclitaxel-albumin conjugate with regard to which we plan to file an orphan drug indication within the next two years.

Recent Developments

Conversion of OncBioMune, L.L.C. to Corporation

On June 3, 2015, OncBioMune, L.L.C. converted from a Louisiana limited liability company to a Louisiana corporation.

Amended and Restated Articles of Incorporation

On August 12, 2015, we amended and restated our articles of incorporation to, among other things:

●	change our corporate name from Quint Media, Inc. to OncBioMune Pharmaceuticals, Inc.,

21

●	increase our authorized shares to 520,000,000, of which 500,000,000 shares are common stock, with a par value of $0.0001 per share, and 20,000,000 shares are preferred stock, with a par value of $0.0001 per share, and

●	effect a reverse stock split, which became effective on August 27, 2015 (“Reverse Stock Split”), of our outstanding common stock pursuant to which every 139.23 issued and outstanding shares of our common stock was reclassified and converted into one share of common stock. No cash was paid or distributed as a result of the Reverse Stock Split, and no fractional shares were issued. All fractional shares which would otherwise have been required to be issued as a result of the Reverse Stock Split were rounded up to a whole share.

On August 20, 2015, we filed a Certificate of Designation with the Nevada Secretary of State, designating 1,000,000 shares of preferred stock as Series A Preferred Stock (“Series A Preferred Stock”). Each holder of Series A Preferred Stock is entitled to 500 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action.

On August 27, 2015, the Financial Industry Regulatory Authority approved the Reverse Stock Split and our corporate name change.

Closing of the Exchange; Management Changes

Effective as of September 2, 2015, we closed the exchange (the “Exchange”) pursuant to that certain share exchange agreement dated as of June 22, 2015, as amended, among us, OncBioMune, Inc. (“ONC”) and the ONC stockholders (the “Exchange Agreement”). On September 2, 2015, pursuant to the terms of the Exchange Agreement, we issued an aggregate of 47,000,000 shares of our common stock (representing approximately 91.3% of our then-outstanding common stock) and 1,000,000 shares of our Series A preferred stock (representing 100% of our outstanding Series A preferred shares) in exchange for 47,000,000 shares of ONC’s common stock. As a result, the ONC stockholders became our stockholders and ONC became our wholly-owned subsidiary.

Each share of Series A preferred stock is entitled to 500 votes on all matters that come before stockholders for a vote. For federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. ONC is treated as the accounting acquirer and as such the consolidated financial statements included in this prospectus present the former operations of ONC for all periods presented.

In accordance with the terms of the Exchange Agreement, as amended, Constantin Dietrich resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director. Mr. Dietrich’s resignation was not as a result of any disagreements with the Company. In addition, each of Jonathan F. Head, Ph. D., Robert L. Elliott, M.D., and Andrew Kucharchuk were appointed as members of our board of directors, effective September 2, 2015. We also appointed the following individuals to the respective offices set forth next to their names:

Jonathan F. Head, Ph. D. - Chief Executive Officer

Robert L. Elliott, Jr., M.D. - Chief Medical Officer (not an executive officer position)

Andrew Kucharchuk - Chief Financial Officer and President

In connection with our corporate name change to OncBioMune Pharmaceuticals, Inc., the trading symbol for our common stock was changed from “QUNI” to “OBMP.” Also, effective as of September 2, 2015, we changed our fiscal year end from February 28 to December 31.

Effective November 18, 2015, Charles L. Rice, Jr. was appointed as a member of our board of directors.

Change in Our Independent Registered Public Accounting Firm

On September 2, 2015, our board of directors approved the engagement of Anton & Chia, LLP, and the dismissal of Salberg & Company, P.A., as our independent registered public accounting firm.

Intellectual Property

As a matter of regular course, we have obtained, and intend to actively seek to obtain, when appropriate, protection for our current and prospective products and proprietary technology by means of United States and foreign patents, trademarks, and applications for each of the foregoing. In addition, we rely upon trade secrets and contractual agreements to protect certain of our proprietary technology and products. ProscaVax is a novel biologic, and it is difficult to predict how competition could develop and accordingly which aspects of our related intellectual property may prove the most significant in the future. We currently have a patent application relating to a protein therapeutic cancer vaccine and a provisional patent application relating to taxane- and taxoid-protein compositions. Both United States patent applications expire in 2031. In addition, we had a patent that expired in 2014 relating to vaccination of cancer patients using tumor-associated antigens mixed with interleukin-2 and granulocyte-macrophage colony stimulating factor.

22

Patent expiration dates may be subject to patent term extension depending on certain factors. In addition, following expiration of a basic product patent or loss of patent protection resulting from a legal challenge, it may be possible to continue to obtain commercial benefits from other characteristics such as clinical trial data, product manufacturing trade secrets, uses for products, and special formulations of the product or delivery mechanisms.

We intend to continue using our scientific experience to pursue and patent new developments to enhance our position in the cancer field. Patents, if issued, may be challenged, invalidated, declared unenforceable, circumvented or may not cover all applications we desire. Thus, any patent that we own or license from third parties may not provide adequate protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties may not result in issued patents. Also, patents may not provide us with adequate proprietary protection or advantages against competitors with, or who could develop, similar or competing technologies, or who could design around our patents. In addition, future legislation may impact our competitive position in the event brand-name and follow-on biologics do not receive adequate patent protection. From time to time, we have received invitations to license third-party patents.

We also rely on trade secrets and know-how that we seek to protect, in part, by using confidentiality agreements. Our policy is to require our officers, employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers and other advisors to execute confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality agreements from companies that receive our confidential data. For employees, consultants and contractors, we require agreements providing that all inventions conceived while rendering services to us shall be assigned to us as our exclusive property.

Competition

The biotechnology and biopharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. Pharmaceutical and biotechnology companies, academic institutions and other research organizations are actively engaged in the discovery, research and development of products designed to address prostate cancer and other indications. There are products currently under development by other companies and organizations that could compete with ProscaVax or other products that we are developing. Products such as chemotherapeutics, androgen metabolism or androgen receptor antagonists, endothelin A receptor antagonists, antisense compounds, angiogenesis inhibitors and gene therapies for cancer are also under development by a number of companies and could potentially compete with ProscaVax and our other product candidates. In addition, many universities and private and public research institutes may in the future become active in cancer research, which may be in direct competition with us. Docetaxel (also referred to by its brand name Taxotere) was approved by the FDA for the therapeutic treatment of metastatic, androgen-independent prostate cancer in 2004 and JEVTANA® (cabazitaxel) was approved in 2010 for use in men as a second line therapy following progression after initial treatment with docetaxel.

In 2011, ZYTIGA® (abiraterone acetate) was approved for use in men with prostate cancer with progression following treatment with a chemotherapeutic regime. In 2012, ZYTIGA was approved, in combination with prednisone, to treat men with metastatic castrate-resistant prostate cancer prior to receiving chemotherapy, and Xtandi (Enzalutamide), an androgen receptor inhibitor, was approved to treat men with metastatic castrate-resistant prostate cancer who previously received docetaxel chemotherapy. In 2013, Xofigo (radium RA 223 dichloride) injection was approved for the treatment of patients with castration-resistant prostate cancer (CRPC), symptomatic bone metastases and no known visceral metastatic disease. Other therapies such as Bavarian Nordic’s PROSTVAC® are the subject of ongoing clinical trials in men with metastatic castrate-resistant prostate cancer. PROSTVAC®, currently in Phase 3 clinical development, is a therapeutic cancer vaccine being studied in men with asymptomatic or minimally symptomatic metastatic castrate-resistant prostate cancer.

Our competitors include major pharmaceutical companies. These companies may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing. In addition, smaller competitors may collaborate with these large established companies to obtain access to their resources.

23

Our ability to successfully commercialize ProscaVax and our other potential products, and compete effectively with third parties will depend, in large part, on:

●	the perception of physicians and other healthcare professionals of the safety, efficacy and relative benefits of ProscaVax or our other products compared to those of competing products or therapies;

●	the effectiveness of our sales and marketing efforts in appropriately targeting a resonant clinical message to both oncologists and urologists;

●	the willingness of physicians to adopt a new treatment regimen consisting of infusion of an immunotherapy;

●	reimbursement policies for ProscaVax or our other product candidates, if developed and approved;

●	the price of ProscaVax and that of other products we may develop and commercialize relative to competing products;

●	our ability to manufacture ProscaVax and other products we may develop on a cost-effective commercial scale;

●	our ability to accurately forecast demand for ProscaVax, and our product candidates if regulatory approvals are achieved; and

●	our ability to advance our other product candidates through clinical trials and through the FDA approval process and those of non-United States regulatory authorities.

Competition among approved marketed products will be based upon, among other things, efficacy, reliability, product safety, price-value analysis, and patent position. Our competitiveness will also depend on our ability to advance our product candidates, license additional technology, maintain a proprietary position in our technologies and products, obtain required government and other approvals on a timely basis, attract and retain key personnel and enter into corporate relationships that enable us and our collaborators to develop effective products that can be manufactured cost-effectively and marketed successfully.

Regulatory

General

Government authorities in the United States and other countries extensively regulate, among other things, the preclinical and clinical testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of biologic products. In the United States, the FDA subjects pharmaceutical and biologic products to rigorous review under the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations.

FDA Approval Process

To obtain approval of our product candidates from the FDA, we must, among other requirements, submit data supporting safety and efficacy as well as detailed information on the manufacture and composition of the product candidate. In most cases, this entails extensive laboratory tests and preclinical and clinical trials. The collection of these data, as well as the preparation of applications for review by the FDA, are costly in time and effort, and may require significant capital investment. We may encounter significant difficulties or costs in our efforts to obtain FDA approvals that could delay or preclude us from marketing any products we may develop.

A company typically conducts human clinical trials in three sequential phases, but the phases may overlap. Phase 1 trials consist of testing of the product in a small number of patients or healthy volunteers, primarily for safety at one or more doses. Phase 1 trials in cancer are often conducted with patients who are not healthy and who have end-stage or metastatic cancer. Phase 2 trials, in addition to safety, evaluate the efficacy of the product in a patient population somewhat larger than Phase 1 trials. Phase 3 trials typically involve additional testing for safety and clinical efficacy in an expanded population at geographically dispersed test sites. Prior to commencement of each clinical trial, a company must submit to the FDA a clinical plan, or “protocol,” which must also be approved by the Institutional Review Boards at the institutions participating in the trials. The trials must be conducted in accordance with the FDA’s good clinical practices. The FDA may order the temporary or permanent discontinuation of a clinical trial at any time.

To obtain marketing authorization, a company must submit to the FDA the results of the preclinical and clinical testing, together with, and among other things, detailed information on the manufacture and composition of the product, in the form of a new drug application or, in the case of a biologic such as ProscaVax, a biologics license application.

We are also subject to a variety of regulations governing clinical trials and sales of our products outside the United States. Whether or not FDA approval has been obtained, approval of conduct of a clinical trial or authorization of a product by the comparable regulatory authorities of foreign countries and regions must be obtained prior to the commencement of marketing the product in those countries. The approval process varies from one regulatory authority to another and the time may be longer or shorter than that required for FDA approval based on local regulations. In the E.U., Canada and Australia, regulatory requirements and approval processes are similar, in principle, requiring a rigorous assessment of the data to ensure a product has satisfactorily demonstrated an acceptable benefit/risk profile prior to regulatory approval for marketing.

Fast Track Designation/Priority Review

Congress enacted the Food and Drug Administration Modernization Act of 1997 (the “Modernization Act”) in part to ensure the availability of safe and effective drugs, biologics and medical devices by expediting the development and review for certain new products. The Modernization Act establishes a statutory program for the review of Fast Track products, including biologics. A Fast Track product is defined as a new drug or biologic intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for this condition. Under the Fast Track program, the sponsor of a new drug or biologic may request that the FDA designate the drug or biologic as a Fast Track product at any time during the development of the product, prior to a new drug application submission.

24

Post-Marketing Obligations

The Food and Drug Administration Amendments Act of 2007 expanded FDA authority over drug products after approval. All approved drug products are subject to continuing regulation by the FDA, including record-keeping requirements, reporting of adverse experiences with the product, sampling and distribution requirements, notifying the FDA and gaining its approval of certain manufacturing or labeling changes, complying with certain electronic records and signature requirements, submitting periodic reports to the FDA, maintaining and providing updated safety and efficacy information to the FDA, and complying with FDA promotion and advertising requirements. Failure to comply with the statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory action, such as warning letters, suspension of manufacturing, seizure of product, injunctive action, criminal prosecution, or civil penalties.

The FDA may require post-marketing studies or clinical trials to develop additional information regarding the safety of a product. These studies or trials may involve continued testing of a product and development of data, including clinical data, about the product’s effects in various populations and any side effects associated with long-term use. The FDA may require post-marketing studies or trials to investigate known serious risks or signals of serious risks or identify unexpected serious risks and may require periodic status reports if new safety information develops. Failure to conduct these studies in a timely manner may result in substantial civil fines.

Drug and biologics manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and to list their products with the FDA. The FDA periodically inspects manufacturing facilities in the United States and abroad in order to assure compliance with the applicable cGMP regulations and other requirements. Facilities also are subject to inspections by other federal, foreign, state or local agencies. In complying with the cGMP regulations, manufacturers must continue to assure that the product meets applicable specifications, regulations and other post-marketing requirements. We must ensure that third-party manufacturers continue to ensure full compliance with all applicable regulations and requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing or recall or seizure of product.

Also, newly discovered or developed safety or efficacy data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, additional preclinical or clinical studies, or even in some instances, revocation or withdrawal of the approval. Violations of regulatory requirements at any stage, including after approval, may result in various adverse consequences, including the FDA’s withdrawal of an approved product from the market, other voluntary or FDA-initiated action that could delay or restrict further marketing, and the imposition of civil fines and criminal penalties against the manufacturer and Biologics License Applications (“BLA”) holder. In addition, discovery of previously unknown problems may result in restrictions on the product, manufacturer or BLA holder, including withdrawal of the product from the market. Furthermore, new government requirements may be established that could delay or prevent regulatory approval of our products under development, or affect the conditions under which approved products are marketed.

We are also subject to a variety of regulations governing post-marketing obligations for our product in the European Union. As part of the approval process governed by European regulations, a company may be required to complete post marketing commitments as a condition of approval to assess additional information regarding the safety of a product. The EMA may require post-marketing studies to investigate known serious risks or signals of serious risks or identify unexpected serious risks and may require periodic status reports if new safety information develops. Failure to complete post-marketing requirements in a timely manner may result in substantial fines including the risk to continued marketing in the European Union.

Biosimilars

The Biologics Price Competition and Innovation Act (“BPCIA”) was passed on March 23, 2010 as Title VII to the Patient Protection and Affordable Care Act. The law provides for an abbreviated approval pathway for biological products that demonstrate biosimilarity to a previously-approved biological product. The BPCIA provides 12 years of exclusivity for innovator biological products. The BPCIA may be applied to our product in the future and could be applied to allow approval of biosimilars to our products.

25

Federal Anti-Kickback, False Claims Laws & The Federal Physician Payment Sunshine Act

In addition to FDA restrictions on marketing of pharmaceutical products, several other types of state and federal laws are relevant to certain marketing practices in the pharmaceutical industry. These laws include anti-kickback statutes, false claims statutes, and the federal Physician Payment Sunshine Act. The federal healthcare program anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, lease, order or recommendation of, any good or service for which payment may be made under federal health care programs such as the Medicare and Medicaid programs. For example, this statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers on the other. Violations of the federal anti-kickback statute are punishable by imprisonment, criminal fines, civil monetary penalties and exclusion from participation in federal healthcare programs. The federal Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 and subsequent legislation (collectively, “PPACA”), among other things, amends the intent requirement of the federal anti-kickback statute. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. There are a number of statutory exceptions and regulatory safe harbors protecting certain common activities from prosecution or other regulatory sanctions; however, the exceptions and safe harbors are drawn narrowly, and practices that do not fit squarely within an exception or safe harbor may be subject to scrutiny.

Federal false claims laws prohibit, among other things, any person from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment, or knowingly making, or causing to be made, a false record or statement material to a false or fraudulent claim. For example, several pharmaceutical and other healthcare companies have faced enforcement actions under these laws for allegedly inflating drug prices they report to pricing services, which in turn were used by the government to set Medicare and Medicaid reimbursement rates, and for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. In addition, anti-kickback statute violations and certain marketing practices, including off-label promotion, may also implicate false claims laws. Federal false claims laws violations may result in imprisonment, criminal fines, civil monetary damages and penalties and exclusion from participation in federal healthcare programs. The majority of states also have statutes or regulations similar to the federal anti-kickback law and false claims laws, which apply to items and services reimbursed under Medicaid and other state programs. A number of states have anti-kickback laws that apply regardless of the payer.

In addition, the federal Physician Payment Sunshine Act will require extensive tracking of physician and teaching hospital payments, maintenance of a payments database, and public reporting of the payment data. The Centers for Medicare & Medicaid Services (“CMS”) recently issued a final rule implementing the Physician Payment Sunshine Act provisions and clarified the scope of the reporting obligations, requiring manufacturers to begin tracking on August 1, 2013 and reporting payment data to CMS by March 31, 2014. Failure to comply with the reporting obligations may result in civil monetary penalties.

State Laws

Marketing Restrictions and Disclosure Requirements. A number of states, such as Minnesota, Massachusetts and Vermont, have requirements that restrict pharmaceutical marketing activities. These state requirements limit the types of interactions we may have with healthcare providers licensed in these jurisdictions. In addition, a number of states have laws that require pharmaceutical companies to track and report payments, gifts and other benefits provided to physicians and other health care professionals and entities. Still other state laws mandate implementation of specific compliance policies to regulate interactions with health care professionals.

State Fraud and Abuse Laws. Several states have enacted state law equivalents of federal laws, such as anti-kickback and false claims laws. These state laws may apply to items or services reimbursed under Medicaid and other state programs or, in several states, apply regardless of the payer.

State Price Reporting Requirements. Some states, including Texas, New Mexico and Vermont, have enacted state price disclosure requirements that may apply to any drug sold in the state, subject to specific state requirements.

Healthcare Reform. Certain states, such as Massachusetts, are pursuing their own programs for health reform. These programs may include cost containment measures that could affect state healthcare benefits, particularly for higher priced drugs. Under PPACA, states will have authority to define packages of “essential health benefits” that health plans in the individual and small group markets must offer beginning in 2014. The definition of these packages could affect coverage of our products by those plans.

Sale of Pharmaceutical Products. Many states have enacted their own laws and statutes applicable to the sale of pharmaceutical products within the state, with which we must comply. We are also subject to certain state privacy and data protection laws and regulations.

Coverage and Reimbursement by Third-Party Payers

Our sale of ProscaVax is dependent on the availability and extent of coverage and reimbursement from third-party payers, including government healthcare programs and private insurance plans.

26

Medicare Part B Coverage and Reimbursement of Drugs and Biologicals

In the United States, the Medicare program is administered by CMS. Coverage and reimbursement for products and services under Medicare are determined in accordance with the Social Security Act and pursuant to regulations promulgated by CMS, as well as the agency’s subregulatory coverage and reimbursement determinations. Medicare Part B provides limited coverage of outpatient drugs and biologicals that are furnished “incident to” a physician’s services. Generally, “incident to” drugs and biologicals are covered only if they satisfy certain criteria, including that they are of the type that is not usually self-administered by the patient and they are reasonable and necessary for a medically accepted diagnosis or treatment.

Medicare Part B pays providers under a payment methodology using average sales price (“ASP”) information. Manufacturers are required to provide ASP information to CMS on a quarterly basis. If a manufacturer is found to have made a misrepresentation in the reporting of ASP, the statute provides for civil monetary penalties of up to $10,000 for each misrepresentation for each day in which the misrepresentation was applied. This information is used to compute Medicare payment rates, updated quarterly based on this ASP information. The Medicare Part B payment methodology for physicians is ASP plus six percent and can change only through legislation. There is a mechanism for comparison of ASP for a product to the widely available market price and the Medicaid Average Manufacturer Price for the product, which could cause further decreases in Medicare payment rates, although this mechanism has yet to be utilized. The statute establishes the payment rate for new drugs and biologicals administered in hospital outpatient departments that are granted “pass-through status” at the rate applicable in physicians’ offices (i.e., ASP plus six percent) for two to three years after FDA approval. CMS establishes the payment rates for drugs and biologicals that do not have pass-through status by regulation.

The methodology under which CMS establishes reimbursement rates is subject to change, particularly because of budgetary pressures facing the Medicare program and the federal government. Beginning April 1, 2013, Medicare payments for all items and services, including drugs and biologicals, will be reduced by up to 2% under the sequestration required by the Budget Control Act of 2011, Pub. L. No. 112-25 (“BCA”), as amended by the American Taxpayer Relief Act of 2012, Pub. L. 112-240 (“ATRA”), unless Congress acts to prevent the cuts. The Medicare Modernization Act of 2003 made changes in reimbursement methodology that reduced the Medicare reimbursement rates for many drugs, including oncology therapeutics. In the past year, Congress has considered additional reductions in Medicare reimbursement for drugs as part of legislation to reduce the budget deficit. Similar legislation could be enacted in the future. The Medicare regulations and interpretive determinations that determine how drugs and services are covered and reimbursed also are subject to change.

Pharmaceutical Pricing and Reimbursement Under Medicaid and Other Programs

In many of the markets in which we may do business in the future, the prices of pharmaceutical products are subject to direct price controls (by law) and to drug reimbursement programs with varying price control mechanisms.

We expect that ProscaVax will be made available to patients that are eligible for Medicaid benefits. A condition of federal funds being made available to cover our products under Medicaid and Medicare Part B is our participation in the Medicaid drug rebate program, established by the Omnibus Budget Reconciliation Act of 1990, Pub. L. 101-508, and as amended by subsequent legislation, including PPACA. Under the Medicaid drug rebate program, we will pay a rebate to each state Medicaid program for each unit of ProscaVax paid for by those programs. The rebate amount varies by quarter, and is based on pricing data reported by us on a monthly and quarterly basis to CMS. These data include the monthly and quarterly average manufacturer price (“AMP”) for our drugs, and in the case of innovator products like ProscaVax, the quarterly best price (the “QBP”), which is our lowest price in a quarter to any commercial or non-governmental customer. If we become aware that our reported prices for prior quarters are incorrect or should be changed to reflect late-arriving pricing data, we would be obligated to submit the corrected data for a period not to exceed 12 quarters from the quarter in which the data originally were due. Any corrections to our pricing data could result in an overage or underage in our rebate liability for past quarters, depending on the nature of the correction.

The availability of federal funds under Medicaid and Medicare Part B to pay for any products that are approved for marketing also is conditioned on our participation in the Public Health Service 340B drug pricing program. The 340B drug pricing program requires participating manufacturers to agree to charge statutorily-defined covered entities no more than the 340B “ceiling price” for the manufacturer’s covered outpatient drugs. These covered entities include hospitals that serve a disproportionate share of low-income patients, as well as a variety of community health clinics and other recipients of health services grant funding. PPACA expanded the 340B program to include certain free standing cancer hospitals, critical access hospitals, rural referral centers and sole community hospitals, each as defined by the Act. The 340B ceiling price for a drug is calculated using a statutory formula that is based on the AMP and Medicaid rebate amount for the drug. Any revisions to previously reported Medicaid pricing data also may require revisions to the 340B ceiling prices that were based on those data and could require the issuance of refunds.

If we make ProscaVax available for purchase by authorized users of the Federal Supply Schedule (“FSS”) of the General Services Administration pursuant to an FSS contract with the Department of Veterans Affairs (“VA”), the Veterans Health Care Act of 1992 (“VHCA”), would require us to offer deeply discounted FSS contract pricing to four federal agencies commonly referred to as the “Big Four” — the VA, the Department of Defense (“DoD”), the Coast Guard and the Public Health Service (including the Indian Health Service) — for federal funding to be made available for reimbursement of any of our products under the Medicaid program, Medicare Part B and for our products to be eligible to be purchased by those four federal agencies and certain federal grantees. FSS pricing to those four federal agencies must be equal to or less than the federal ceiling price (“FCP”). The FCP is based on a weighted average wholesaler price known as the non-federal average manufacturer price (“Non-FAMP”). We are required to report Non-FAMP to the VA on a quarterly and annual basis. If we misstate Non-FAMP or FCP, we must restate these figures. In addition, if we are found to have knowingly submitted false information to the government, the VHCA provides for civil monetary penalties of $100,000 per item of false information in addition to other penalties the government may impose.

27

The FSS contract is a federal procurement contract that includes standard government terms and conditions and extensive disclosure and certification requirements. All items on FSS contracts are subject to a standard FSS contract clause that requires FSS contract price reductions under certain circumstances where pricing is reduced to an agreed “tracking customer.” Further, in addition to the “Big Four” agencies, all other federal agencies and some non-federal entities are authorized to access FSS contracts. If we overcharge the government in connection with our FSS contract, whether due to a misstated FCP or otherwise, we would be required to refund the difference to the government.

Data Privacy

Numerous federal and state laws, including state security breach notification laws, state health information privacy laws and federal and state consumer protection laws, govern the collection, use and disclosure of personal information. Other countries also have, or are developing, laws governing the collection, use and transmission of personal information. In addition, most healthcare providers who prescribe our product and from whom we obtain patient health information are subject to privacy and security requirements under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). We are not a HIPAA covered entity, and we do not operate as a business associate to any covered entities. Therefore, these privacy and security requirements do not apply to us. However, we could be subject to criminal penalties if we knowingly obtain individually identifiable health information from a covered entity in a manner that is not authorized or permitted by HIPAA or for aiding and abetting the violation of HIPAA. We are unable to predict whether our actions could be subject to prosecution in the event of an impermissible disclosure of health information to us. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing amount of focus on privacy and data protection issues with the potential to affect our business, including recently enacted laws in a majority of states requiring security breach notification. These laws could create liability for us or increase our cost of doing business.

European Regulatory Authorities for Reimbursement

In the European Union, national governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national healthcare systems that fund a large part of the cost of such products to consumers. The approach taken varies from member state to member state. Some jurisdictions operate positive and/or negative list systems under which products may be marketed only once a reimbursement price has been agreed. Other member states allow companies to fix their own prices for medicines, but monitor and control company profits. The downward pressure on healthcare costs in general, particularly prescription drugs, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products, as exemplified by the role of the National Institute for Health and Clinical Excellence in the United Kingdom, which evaluates the data supporting new medicines and passes reimbursement recommendations to the government. In addition, in some countries cross-border imports from low-priced markets (parallel imports) exert commercial pressure on pricing within a country.

Environmental and Safety Laws

We are subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of hazardous materials, including chemicals and radioactive and biological materials. Our operations produce such hazardous waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by federal, state and local regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. We generally contract with third parties for the disposal of such substances, and store our low level radioactive waste at our facilities until the materials are no longer considered radioactive. We are also subject to various laws and regulations governing laboratory practices and the experimental use of animals.

We are also subject to regulation by the Occupational Safety and Health Administration (“OSHA”), and the Environmental Protection Agency (the “EPA”), and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. OSHA and/or the EPA may promulgate regulations that may affect our research and development programs.

Principal Executive Office

Our principal executive offices at 11441 Industriplex Blvd, Suite 190, Baton Rouge, LA 70809 are leased from a third party. The lease, which commenced on September 1, 2015 and expires on August 31, 2020, provides for a monthly rent of $3,066.67, plus common area expenses, until September 2018. Thereafter, the monthly rent is $3,200.00, plus common area expenses. We believe this facility is adequate for our current and near term future needs.

28

Employees

As of November 18, 2015, we had five full-time employees and three part-time employees. None of our employees is represented by a union.

Legal Proceedings

We are not a party to any pending or threatened litigation.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB, operated by the OTC Markets Group. Our symbol is “OBMP.”

The following table shows the quarterly range of high and low bid information for our common stock over the fiscal quarters for the last two fiscal years as quoted on the OTCQB. We obtained the following high and low bid information from the OTCQB. These over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. As of August 27, 2015, we effected a 1-for-139.23 reverse stock split. All prices in the following table reflect post-reverse split prices.

Fiscal Year Ended December 31, 2014

Fiscal Quarter Ended	High	Low
December 31, 2014	$4.3593	$2.0891
September 30, 2014	$9.8886	$2.7855
June 30, 2014	$29.2201	$6.9638
March 31, 2014	$45.8217	$16.7131

Fiscal Year Ended December 31, 2013

December 31, 2013	$62.6741	17.4095
September 30, 2013	$83.5655	20.8914
June 30, 2013 (1)	$—	—
March 31, 2013 (1)	$—	—

(1)	There were no bids during this quarter.

On November 18, 2015, the closing price of our common stock on the OTCQB was $2.45 per share with respect to an insignificant volume of shares.

Holders of Common Stock

As of November 10, 2015, there were approximately 83 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

Effective February 18, 2011, our board of directors adopted and approved the 2011 stock option plan. The purpose of the 2011 stock option plan is to enhance the long-term stockholder value of our company by offering opportunities to directors, key employees, officers, independent contractors and consultants of our company to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 6,000,000 shares of our common stock are available for issuance and during the 12 month period after the first anniversary of the adoption of the 2011 stock option plan by our board of directors, and during each 12 month period thereafter, our board of directors is authorized to increase the number of shares issuable by up to 1,500,000 shares.

29

The following table summarizes certain information regarding our equity compensation plan as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	N/A	-
Equity compensation plans not approved by security holders	-	N/A	6,000,000
Total	-	N/A	6,000,000

Recent sales of unregistered securities

During the fiscal year ended December 31, 2014, we did not sell any equity securities that were not registered under the Securities Act of 1933, as amended, that were not previously reported in a quarterly report on Form 10-Q or in a current report on Form 8-K.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

OncBioMune Pharmaceuticals, Inc. (formerly Quint Media Inc.) (the “Company,” “we,” “us” or “our”) was incorporated under the laws of the State of Nevada on March 18, 2005. From 2010 until 2013, the Company engaged in the pharmaceutical business. During 2013, the Company decided to divest itself of the balance of its pharmaceutical assets and engage in the digital media business, which encompasses social discovery aspects of the internet, primarily through an engagement website with mobile and tablet applications.

Pursuant to the Exchange, effective September 2, 2015, we became a biotechnology company specializing in innovative cancer therapies. We have proprietary rights to a breast and prostate cancer therapeutic vaccines, a process for the growth of cancer cells and targeted chemotherapies. Our mission is to improve the overall patient condition through innovative immunotherapy with proven treatment protocols.

We are pursuing licensing and/or acquisition of our therapies and proprietary technologies. Robert L. Elliott, MD, our Chief Medical Officer and a member of our board of directors, and Jonathan F. Head, PhD, our Chief Executive Officer and a director, have conducted their research and development activities in association with their breast cancer research and treatment facility, the Elliott-Elliott-Head Breast Cancer Research and Treatment Center. The Elliott-Elliott-Head Breast Cancer Research and Treatment Center is located in Baton Rouge, Louisiana, and treats an average of 40 patients daily.

Our current product portfolio consists of three target therapies and a vaccine platform that allows us to create a therapeutic vaccine for any solid tumor cancer. The vaccine platform has treated over 300 patients. We are in the planning stage of a Phase 2 clinical trial of our lead product, ProscaVax®. The trial will be under the direction of Glenn Bubley, MD and the lead site will be Harvard’s Beth Israel Deaconess Medical Center, with additional other hospitals in the Harvard Health System. The trial will expand the results that we found in our Phase 1 clinical trial in a different patient population. We expect to file a new drug application after the completion of the Phase 2 trial. We also hope to develop our other proprietary technologies, such as the paclitaxel-albumin conjugate with regard to which we plan to file an orphan drug indication within the next two years.

30

Recent Developments

Conversion of OncBioMune, L.L.C. to Corporation

On June 3, 2015, OncBioMune, L.L.C. converted from a Louisiana limited liability company to a Louisiana corporation.

Amended and Restated Articles of Incorporation

On August 12, 2015, we amended and restated our articles of incorporation to, among other things:

●	change our corporate name from Quint Media, Inc. to OncBioMune Pharmaceuticals, Inc.,

●	increase our authorized shares to 520,000,000, of which 500,000,000 shares are common stock, with a par value of $0.0001 per share, and 20,000,000 shares are preferred stock, with a par value of $0.0001 per share , and

●	effect a reverse stock split, which became effective on August 27, 2015 (“Reverse Stock Split”), of our outstanding common stock pursuant to which every 139.23 issued and outstanding shares of our common stock was reclassified and converted into one share of common stock. No cash was paid or distributed as a result of the Reverse Stock Split, and no fractional shares were issued. All fractional shares which would otherwise have been required to be issued as a result of the Reverse Stock Split were rounded up to a whole share.

On August 20, 2015, we filed a Certificate of Designation with the Nevada Secretary of State, designating 1,000,000 shares of preferred stock as Series A Preferred Stock (“Series A Preferred Stock”). Each holder of Series A Preferred Stock is entitled to 500 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action.

On August 27, 2015, the Financial Industry Regulatory Authority approved the Reverse Stock Split and our corporate name change.

Closing of the Exchange; Management Changes

Effective as of September 2, 2015, we closed the exchange (the “Exchange”) pursuant to that certain share exchange agreement dated as of June 22, 2015, as amended, among us, OncBioMune, Inc. (“ONC”) and the ONC stockholders (the “Exchange Agreement”). On September 2, 2015, pursuant to the terms of the Exchange Agreement, we issued an aggregate of 47,000,000 shares of our common stock (representing approximately 91.3% of our then-outstanding common stock) and 1,000,000 shares of our Series A preferred stock (representing 100% of our outstanding Series A preferred shares) in exchange for 47,000,000 shares of ONC’s common stock. As a result, the ONC stockholders became our stockholders and ONC became our wholly-owned subsidiary. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Exchange are those of ONC and was recorded at the historical cost basis of ONC, and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of both the Company and ONC and the Company’s consolidated operations from the closing date of the Share Exchange.

Each share of Series A preferred stock is entitled to 500 votes on all matters that come before stockholders for a vote. For federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. ONC is treated as the accounting acquirer and as such the consolidated financial statements included in this prospectus present the former operations of ONC for all periods presented.

In accordance with the terms of the Exchange Agreement, as amended, Constantin Dietrich resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director. Mr. Dietrich’s resignation was not as a result of any disagreements with the Company. In addition, each of Jonathan F. Head, Ph. D., Robert L. Elliott, M.D., and Andrew Kucharchuk were appointed as members of our board of directors, effective September 2, 2015.

We also appointed the following individuals to the respective offices set forth next to their names:

Jonathan F. Head, Ph. D. – Chief Executive Officer

Robert L. Elliott, Jr., M.D. – Chief Medical Officer (not an executive officer position)

Andrew Kucharchuk – Chief Financial Officer and President

31

In connection with our corporate name change to OncBioMune Pharmaceuticals, Inc., the trading symbol for our common stock was changed from “QUNI” to “OBMP.”

Effective November 18, 2015, Charles L. Rice, Jr. was appointed as a member of our board of directors.

Change in Our Independent Registered Public Accounting Firm

On September 2, 2015, our board of directors approved the engagement of Anton & Chia, LLP, and the dismissal of Salberg & Company, P.A., as our independent registered public accounting firm.

Results of Operations

Three and Nine Months Ended September 30, 2015 Compared to Three and Nine Months Ended September 30, 2014

Revenue

We did not generate any revenues for the three and nine months ended September 30, 2015 and 2014.

Operating Expenses

For the three months ended September 30, 2015, the Company incurred operating expenses of $220,706 as compared to $73,043 for the three months ended September 30, 2014, an increase of $147,663. The increase in operating expenses is primarily attributable to an increase of $77,526 in professional fees including legal and accounting fees incurred in connection with the Exchange, an increase of $30,075 in compensation expense, an increase of $19,579 in research and development expense, and an increase of $20,483 in general and administrative expenses due to an increase in operations.

During the nine months ended September 30, 2015, the Company incurred operating expenses of $346,367 as compared to $310,393 for the nine months ended September 30, 2014, an increase of $35,974. The increase in operating expenses is primarily attributable to an increase of $86,334 in professional fees including legal and accounting fees incurred in connection with the Exchange and an increase in research and development expense of $1,588, offset by a decrease of $16,055 in compensation expense and a $35,893 decrease in general and administrative expenses primarily due a decrease in clinical trial expenses.

Loss from Operations

For the three months ended September 30, 2015, loss from operations amounted to $220,706 as compared to $73,043 for the three months ended September 30, 2014, an increase of $147,663. For the nine months ended September 30, 2015, loss from operations amounted to $346,367 as compared to $310,393, an increase of $35,974.

Other Income (Expense)

For the three months ended September 30, 2015, the Company had net total other expense of $(544) as compared to net total other income of $13 for the three months ended September 30, 2014, a decrease of $557.

For the nine months ended September 30, 2015, the Company had net total other income of $4,583 as compared to net total other expense of $(341) for the nine months ended September 30, 2014, an increase of $4,924. The increase was primarily due to the increase of $5,546 in other income, offset by an increase of $(622) in interest expense.

Net Loss

For the three months ended September 30, 2015, we had a net loss of $221,250 as compared to a net loss of $73,030 for the three months ended September 30, 2014, an increase of $148,220. For the nine months ended September 30, 2015, we had a net loss of $341,784 as compared to a net loss of $310,734 for the nine months ended September 30, 2014, an increase of $31,050.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Revenue

The Company generated revenue of $254 for the year ended December 31, 2014, compared to revenue of $550,881 for the year ended December 31, 2013. The decrease in revenue is attributable to in contractual revenue which we received in 2013. We did not receive such revenue in 2014.

32

Operating Expenses

During the year ended December 31, 2014, the Company incurred operating expenses of $452,698, compared to $642,272 for the year ended December 31, 2013. The decrease in operating expenses is attributable to an $189,574 decrease in general and administrative expense, partially offset by a $2,487 increase in research and development expense.

Other Expense

During the year ended December 31, 2014, the Company had total other expense of $1,435, compared to total other expense of $500 for the year ended December 31, 2013. The increase was due to an increase in interest expense for the year ended December 31, 2014.

Loss from Operations

For the year ended December 31, 2014, the Company realized a loss from operations of $452,444, compared to a loss from operations of $91,391 for the year ended December 31, 2013. The $361,053 increase in loss from operations is attributable to the decrease in revenues, partially offset by the decrease in research and development expense and the decrease in general and administrative expense.

Net Loss

For the year ended December 31, 2014, the Company realized a net loss of $453,879, as compared to a net loss of $91,891 for the year ended December 31, 2013.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital deficit of $52,927 and $184,600 of cash as of September 30, 2015 and a working capital deficit of $138,823 and $100,760 of cash as of December 31, 2014.

			December 31, 2014 to September 30, 2015
	September 30, 2015	December 31, 2014	Change in working capital	Percentage Change
Working capital:
Total current assets	$198,184	$100,760	$97,424	96.7%
Total current liabilities	251,111	239,583	(11,528)	(4.8	)7%
Working capital deficit:	$(52,927)	$(138,823)	$85,896	61.9%

From December 31, 2014 to September 30, 2015, our working capital deficit decreased by $85,896, mainly due to an increase in cash of $83,840 attributable to proceeds from the sale of common stock.

Cash Flows

Changes in our cash balance are summarized as follows:

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Cash used in operating activities	$(378,559)	$(340,961)
Cash provided by investing activities	4,676	—
Cash provided by financing activities	457,723	9,000
Net increase (decrease) in cash	$83,840	$(331,961)

Nine Months Ended September 30, 2015 Compared to Nine Months Ended September 30, 2014

Cash Used in Operating Activities

Our cash used in operating activities for the nine months ended September 30, 2015 as compared to our cash used in operating activities for the nine months ended September 30, 2014 increased by $37,598. For the nine months ended September 30, 2015, cash used in operating activities consisted of our net loss of $341,784 adjusted for changes in operating assets and liabilities of $(36,775). For the nine months ended September 30, 2014, cash used in operating activities consisted of our net loss of $310,734 adjusted for changes in operating assets and liabilities of $(30,227).

33

Cash Provided By Investing Activities

Our cash provided by investing activities for the nine months ended September 30, 2015 was $4,676 as compared to $0 for the nine months ended September 30, 2014, an increase of $4,676 related to cash received from the Exchange during the 2015 period.

Cash Provided By Financing Activities

Our cash provided by financing activities for the nine months ended September 30, 2015 was $457,723 as compared to $9,000 for the nine months ended September 30, 2014, an increase of $448,723 primarily related to proceeds of $334,003 received from the sale of common stock and proceeds from the issuance of convertible debt of $100,000 in the 2015 period.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Net Cash Used in Operating Activities

The Company’s net cash used in operating activities for the year ended December 31, 2014, compared to the year ended December 31, 2013, decreased $560,250, mainly due to an increase in net loss in 2015 compared to 2014.

Cash Provided By (Used in) Financing Activities

The Company’s cash provided by (used in) financing activities for the year ended December 31, 2014 was $51,081, compared to $30,000 for the year ended December 31, 2013.

Cash Requirements

We estimate our operating expenses, excluding stock-based compensation and amortization expense, and working capital requirements for the next 12 months to be as follows:

Expense	Amount
Bank charges and interest	$200
Filing fees	10,000
Investor relations	24,000
Legal and accounting fees	120,000
Licenses and permits	10,000
Marketing expense	20,000
Insurance expense	20,000
Personnel and consulting expense	75,000
Transfer agent fees	10,000
Other general & administrative expense	50,000
Total	$339,200

Going Concern

Our unaudited condensed consolidated financial statements and information for the period ended September 30, 2015 have been prepared by our management on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We have generated no revenues to date, had a net loss of $341,784 for the nine months ended September 30, 2015, and had a stockholders’ deficit, accumulated deficit and working capital deficit of $46,527, $480,607, and $52,927 at September 30, 2015, respectively. We cannot provide any assurance that it will ultimately achieve profitable operations or become cash flow positive, or raise additional funds through the sale of debt and/or equity.

On September 30, 2015, we had cash and cash equivalents of $184,600. Our management does not believe that our current capital resources will be adequate to continue operating our company and maintaining our business strategy for more than 12 months. Accordingly, we will have to raise additional capital in the near future to meet our working capital requirements.

34

On October 20, 2015, we entered into a purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Upon signing the Purchase Agreement, Lincoln Park agreed to purchase 333,334 shares of the Company’s common stock for $100,000 as an initial purchase under the Purchase Agreement. Under the terms and subject to the conditions of the Purchase Agreement, we have the right to sell to, and Lincoln Park is obligated to purchase, up to an additional $10 million in amounts of shares, as described below, of our common stock, subject to certain limitations, from time to time, over the 36-month period commencing on the date that a registration statement, which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. We may direct Lincoln Park, at our sole discretion and subject to certain conditions, to purchase up to 50,000 shares of Common Stock on any business day (such purchases, “Regular Purchases”), provided that at least one business day has passed since the most recent purchase, and provided, however that Lincoln Park’s committed obligation under any single Regular Purchase shall not exceed $50,000, provided that the amount the Company may sell to Lincoln Park under a single Regular Purchase may increase under certain circumstances as described in the Purchase Agreement but in no event will the amount of a single Regular Purchase exceed $500,000. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales. In addition, we may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a Regular Purchase the closing sale price of the Common Stock is not below the threshold price as set forth in the Purchase Agreement. Our sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

In connection with the Purchase Agreement, we issued as a commitment fee to Lincoln Park 1,000,000 shares of Common Stock. Lincoln Park represented to us, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations. Lincoln Park has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. We expects that any proceeds received by us from such sales to Lincoln Park under the Purchase Agreement will be used for general corporate purposes and working capital requirements.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down or perhaps even cease the operation of our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Critical Accounting Policies

The Company has identified the following policies as critical to its business and results of operations. The Company’s reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

35

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company had no cash equivalents as of December 31, 2014 and 2013.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2014 and 2013. There were no balances in excess of FDIC insured levels as of December 31, 2014 and 2013.

Fair value of financial instruments and fair value measurements

Fair value of certain of the Company’s financial instruments including cash, account payable, loan payables, and approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

Members’ Equity, Personal Assets and Income Taxes

Pursuant to the Company’s LLC correction of agreement effective dated April 22, 2005, in consideration of the initial members’ respective membership interest in and to the company, Robert L. Elliott, M.D. has initial capital contribution $600 which represents 60% membership interest and Jonathan F. Head, Ph.D. has initial capital contribution $400 which represents 40% membership interest. Pursuant to the Company’s amendment of operating agreement effective dated June 1, 2015, Robert L. Elliott, M.D. has initial capital contribution changed to $500 which represents 50% membership interest and Jonathan F. Head, Ph.D. has initial capital contribution changed to $500 which represents 50% membership interest.

All net distributable profit and loss of the Company, as determined by management, is distributed in accordance with the respective percentage of interests as set forth in the LLC Agreement five business days after determination.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

All the taxes are pass through to the members of the LLC, therefore, no tax is recorded for the Company for the years ended December 31, 2014 and 2013.

36

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The revenue are grants from government agency and this is the only customer and source of revenue for the Company for the year ended December 31, 2013. The Company needs to provide monthly report to the government agency for the progress as agreed in the master contract. The Company will recognize as revenue when they received approval from the government agency.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus.

Name	Age	Position(s)
Jonathan F. Head, Ph. D.	65	Chief Executive Officer and Director
Andrew Kucharchuk	34	Chief Financial Officer, President and Director
Charles L. Rice, Jr.	51	Director
Robert L. Elliott, Jr., M.D.	79	Chief Medical Officer* and Director

*	Not an executive officer position.

Biographical information concerning the directors and executive officers listed above is set forth below. The information presented includes information each individual has given us about all positions they hold and their principal occupation and business experience for the past five years. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to conclude that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board of Directors.

Jonathan F. Head, Ph. D. Dr. Head served as ONC’s President and Chief Scientific Officer from 2005 until September 2015, and has served as our Chief Executive Officer and a member of our board of directors since September 2015. He has also been President and Director of Research at the Mastology Research Institute of the Elliott-Elliott-Head Breast Cancer Research and Treatment Center since 1988. Dr. Head is an Adjunct Associate Professor of Biochemistry at Tulane University School of Medicine, an Adjunct Professor of Physical and Biological Sciences at Delta State University and an Adjunct Associate Professor at Louisiana State University School of Veterinary Medicine. Previously, he has held positions in the Division of Cell Biology of Naylor Dana Institute for Disease Prevention of the American Health Foundation in New York, the Department of Immunology at Cornell University Medical School in New York, and the Department of Pediatrics at Mt. Sinai Medical School in New York. He was also Director/Department Head of Tumor Cell Biology at the Center for Clinical Sciences, International Clinical Laboratories in Nashville, Tennessee. Dr. Head’s scientific background and his leadership role at the Elliott-Elliott-Head Breast Cancer Research and Treatment Center provide him with expertise and qualifications to serve as a member of our Board.

Andrew Kucharchuk. Mr. Kucharchuk served as ONC’s Chief Financial Officer from 2009 to September 2015, and has served as our Chief Financial Officer, President and a member of our board of directors since September 2015. Mr. Kucharchuk is a graduate of Louisiana State University and Tulane University’s Freeman School of Business, where he earned an MBA with a Finance Concentration. Mr. Kucharchuk’s dual role as an executive officer and director of our company gives him unique insights into our day-to-day operations, a practical understanding of the issues and opportunities that face us and our strategic planning, commercial growth, and strategic transactions, giving him the appropriate and valuable qualifications to serve as a member of our Board.

Charles L. Rice, Jr. Mr. Rice has served as a member of our board of directors since November 2015. He has been president and chief executive officer of Entergy New Orleans, Inc., an $800 million a year electric and gas utility, since 2010.

After his first legal private practice position in Louisiana with Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Mr. Rice joined Entergy in the legal department in 2000, serving as senior counsel in the Entergy Services, Inc. litigation group and then as manager of labor relations litigation support in human resources. Mr. Rice was recruited into New Orleans city government in 2002 as the city attorney and later took the critical role of chief administrative officer for the City of New Orleans, where he managed 6,000 employees and the city’s $600 million budget. In 2005, the law firm of Barrasso, Usdin, Kupperman, Freeman & Sarver, L.L.C. recruited him back to private practice, where he was named partner. Returning to Entergy in 2009, Rice served as director of utility strategy where he was responsible for coordinating regulatory, legislative, and communications efforts to develop and execute strategies that advanced commercial objectives for the company’s regulated service areas. He then served as director of regulatory affairs for Entergy New Orleans.

37

Rice holds a bachelor’s degree in business administration from Howard University, a juris doctorate from Loyola University’s School of Law and master’s degree in business administration from Tulane University. After graduating from Howard University, he was commissioned as a second lieutenant in the United States Army and served as a military intelligence officer with the 101st Airborne Division (Air Assault) at Fort Campbell, Ky. While in the Army, he earned the Airborne Badge, Air Assault badge and was awarded the Army Commendation and the Army Achievement medals.

He is a member of the Alabama and Louisiana State Bar Associations, the American Bar Association, the New Orleans Bar Association, and the National Bar Association. Mr. Rice’s business, regulatory and legal experience give him the skills and appropriate qualifications to serve as a member of our Board.

Robert L. Elliott, Jr., M.D. Dr. Elliott served as ONC’s Chief Executive Officer from 2005 until September 2015, and has served as our Chief Medical Officer and a member of our board of directors since September 2015. He has also been the Director of and a practicing physician at the Elliott-Elliott-Head Breast Cancer Research and Treatment Center since 1973. Dr. Elliott’s medical background provides him with expertise and qualifications to serve as a member of our Board.

There are no family relationships between any of the executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Corporate Governance

Term of Office

Each director of our company serves for a term of one year ending on the date of subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director serves until his successor is elected and qualified or until his death, resignation or removal. Our board of directors elects our officers and each officer serves until his successor is elected and qualified or until his death, resignation or removal.

Board Meetings and Committees of the Board

Our board of directors held no formal meetings during the year ended December 31, 2014. All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of our directors duly called and held.

We currently do not have nominating or compensation committees or committees performing similar functions nor do we have a written nominating or compensation committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our board of directors.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Audit Committee and Audit Committee Financial Expert

Currently, we do not have a standing audit committee. Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stage of our development.

38

Board Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Our Chief Executive Officer also serves as one of our directors and we do not have a lead director. In the context of risk oversight, at the present stage of our operations we believe that our selection of one person to serve in both positions provides the board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the board. The business and operations of our company are managed by our board as a whole, including oversight of various risks that our company faces.

Code of Ethics and Business Conduct

We have not adopted a code of ethics because our board of directors believes that our small size does not merit the expense of preparing, adopting and administering a code of ethics. Our board of directors intends to adopt a code of ethics when circumstances warrant.

Director Compensation

Historically, our directors have not received compensation for their service. There are no plans to compensate our directors in the near future, unless and until we become profitable in our business operations.

EXECUTIVE COMPENSATION

The following table summarizes all compensation earned by Dr. Head, our Chief Executive Officer after the Exchange, Mr. Kucharchuk, our Chief Financial Officer and President after the Exchange, for their services as ONC executives in the past two fiscal years.

2014 SUMMARY COMPENSATION TABLE

FOR OUR POST-EXCHANGE NAMED EXECUTIVE OFFICERS

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jonathan F. Head, Ph. D.,	2014	94,500	0	0	0	0	0	0	94,500
Chief Executive Officer (1)	2013	166,075	0	0	0	0	0	0	166,075

Andrew Kucharchuk,	2014	84,325	0	0	0	0	0	0	84,325
Chief Financial Officer and President (2)	2013	99,275	0	0	0	0	0	0	99,275

(1)	Dr. Head became an executive officer on September 2, 2015, in connection with the Exchange.

(2)	Mr. Kucharchuk became an executive officer on September 2, 2015, in connection with the Exchange.

Compensation of Our Post-Exchange Management

Dr. Head and Mr. Kucharchuk were appointed as executive officers effective September 2, 2015. For his services as Chief Executive Officer, Dr. Head receives an annual salary of $275,000 and is eligible for a 10% bonus and additional equity grants, as agreed upon by the board of directors. For his services as Chief Financial Officer and President, Mr. Kucharchuk receives an annual salary of $200,000 and is eligible for a 10% bonus and additional equity grants, as agreed upon by the board of directors.

Dr. Head and Mr. Kucharchuk are eligible to participate in the registrant’s standard benefit programs for all named executive officers, which includes, but is not limited to, receipt of medical benefits.

We have not entered into employment agreements with any of our executive officers. As business develops, we may enter into employment arrangements with our management personnel, on such terms as determined by our board of directors.

39

Outstanding Equity Awards at 2014 Fiscal Year-End

For Our Post-Exchange Named Executive Officers

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each post-Exchange named executive officer outstanding as of December 31, 2014:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jonathan F. Head, Ph. D.	0	0	0	0	N/A	0	0	0	0
Andrew Kucharchuk	0	0	0	0	N/A	0	0	0	0

The following table summarizes all compensation earned by Mr. Dietrich, our President, Chief Executive Officer, Chief Financial Officer Treasurer and Secretary prior to the Exchange, and Joseph Carusone, our former Vice President, Investor Relations, for their services as our executives in the past two fiscal years.

2014 SUMMARY COMPENSATION TABLE

FOR OUR PRE-EXCHANGE NAMED EXECUTIVE OFFICERS

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Constantin Dietrich, President, CEO, CFO,	2015	0	0	0	0	0	0	0	0
Treasurer and Secretary	2014	0	0	0	0	0	0	0	0

Joseph Carusone Former Vice President,	2015	0	0	0	0	0	0	0	0
Investor Relations (1)	2014	0	0	0	0	0	0	0	0

(1) Mr. Carusone resigned as an executive officer on March 10, 2015.

40

Outstanding Equity Awards at Fiscal Year-End

For Our Pre-Exchange Named Executive Officers

The following table sets forth for each pre-Exchange named executive officer certain information concerning the outstanding equity awards as of February 28, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Constantin Dietrich	0	0	0	0	N/A	0	0	0	0
Joseph Carusone	0	0	0	0	N/A	0	0	0	0

Compensation of Directors

Neither our pre-Exchange board of directors nor our post-Exchange board of directors has received compensation to date for their services as directors and there are no plans to compensate them in the near future, unless and until we become profitable in our business operations. We may issue options in the future as we retain the services of independent directors.

Long-Term Incentive Plans, Retirement or Similar Benefit Plans

There are currently no arrangements or plans in which we provide pension, retirement or similar benefits for our post-Exchange directors or executive officers. There were no arrangements or plans in which we provide pension, retirement or similar benefits for our pre-Exchange directors or executive officers.

Our directors, executive officers and employees may receive stock options at the discretion of our board of directors.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We do not have arrangements in respect of remuneration received or that may be received by our post-Exchange executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control. We did not have arrangements in respect of remuneration received or that may have been received by our pre-Exchange executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 17, 2013, we entered into a Web Site Asset Purchase Agreement with Lakefield Media Holding AG and its wholly-owned subsidiary, Flawsome XLerator GmbH to acquire the internet domain name “Slickx.com”, the website and related software, intellectual property rights, accounts, contracts, goodwill and infrastructure for $50,000. On May 21, 2013, we completed the acquisition of these assets and paid $50,000 to Lakefield. Constantin Dietrich, a former director and executive officer of our company, is the founder and Chief Executive Officer of Lakefield.

On March 8, 2013, we entered into a Business Development/Advisory Services Agreement with Phys Pharma LLC, a company of which Dr. Cameron Durrant, former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a director of our company, is a principal, pursuant to which Phys Pharma agreed to provide us a list of select biopharmaceutical companies which might have an interest in acquiring Granisol and assist us in marketing and selling Granisol to the prospective purchasers. If we sell Granisol to the prospective purchaser introduced by Phys Pharma, we agreed to pay Phys Pharma a fee in an amount equal to 20% of the net proceeds received by us at closing. The Business Development/Advisory Services Agreement expired in March 2014.

Effective as of September 2, 2015, we consummated the Exchange and the other transactions contemplated by the Exchange Agreement, as amended. Effective as of closing on September 2, 2015, we issued an aggregate of 47,000,000 shares of our common stock (representing approximately 91.3% of our then-outstanding common stock) and 1,000,000 shares of the registrant’s Series A preferred stock (representing 100% of the registrant’s outstanding Series A preferred shares) in exchange for the issuance an aggregate of 47,000,000 shares of ONC’s common stock. As a result, the ONC shareholders, including Dr. Head, Dr. Elliott and Mr. Kucharchuk, became shareholders of our company and ONC became a subsidiary of our company. Each share of Series A preferred stock is entitled to 500 votes on all matters that come before shareholders for a vote.

41

In accordance with the terms of the Exchange Agreement, as amended, Mr. Dietrich resigned as a director and executive officer of our company, and Dr. Head, Dr. Elliott and Mr. Kucharchuk were appointed as members of our board of directors and Dr. Head and Mr. Kucharchuk as executive officers of our company.

THE LINCOLN PARK TRANSACTION

General

On October 20, 2015, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $10,100,000 of our common stock (subject to certain limitations) from time to time over a 36-month period. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on October 20, 2015, we issued to Lincoln Park 333,334 shares of our common stock for a total purchase price of $100,000 in the Initial Purchase under the Purchase Agreement and 1,000,000 shares of our common stock as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement. Other than the shares of our common stock that we have already issued to Lincoln Park as described above, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter and upon satisfaction of the other conditions set forth in the Purchase Agreement, we may, from time to time and at our sole discretion but no more frequently than every other business day, direct Lincoln Park to purchase up to 100,000 shares of our common stock on any such business day provided, however that Lincoln Park’s committed obligation shall not exceed $50,000, except that under certain circumstances the limit may be increased to up to $500,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances. The purchase price per share is based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount. We issued 1,000,000 shares of our stock to Lincoln Park as a commitment fee for entering into the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 100,000 shares of our common stock on any such business day provided, however that Lincoln Park’s committed obligation shall not exceed $50,000, except that the dollar amount of such purchase may be increased to up to $500,000 worth of our common stock on any single business day in the event that the daily median dollar volume for the twenty (20) trading days prior to a sale is greater than $50,000. Such purchases are hereinafter referred to as “Regular Purchases”. The purchase price per share for each such Regular Purchase will be equal to the lower of:

●	the lowest sale price for our common stock on the purchase date of such shares; or

●	the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

●	30% of the aggregate shares of our common stock traded during normal trading hours on the purchase date; and

●	3 times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

●	93% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our common stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our common stock traded has exceeded such volume maximum; or

●	the closing sale price of our common stock on the purchase date.

In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

42

Other than as set forth above we will control the timing and amount of any sales of our common stock to Lincoln Park.

Minimum Purchase Price

Under the Purchase Agreement, we have set a floor price of $0.10 per share. Lincoln Park shall not purchase any shares of our common stock on any day that the closing sale price of our common stock is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

●	suspension by our principal market of our common stock from trading for a period of three consecutive business days;

●	the de-listing of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE MKT or the OTC Bulletin Board (or nationally recognized successor thereto);

●	the transfer agent’s failure for three business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;

●	any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;

●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

●	if at any time we are not eligible to transfer our common stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 4,475,679 shares registered in this offering which may be sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the 4,475,679 shares of common stock registered in this offering. If we sell these shares to Lincoln Park, Lincoln Park may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

43

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,100,000 of our common stock, inclusive of the 333,334 shares issued to Lincoln Park for $100,000 in the Initial Purchase and exclusive of the 1,000,000 shares issued to Lincoln Park as a commitment fee (which 1,333,334 shares have been issued and 500,000 shares are part of this offering). Depending on the price per share at which we sell our common stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (3)	Proceeds from the Sale of Shares to Lincoln Park Under the $10.1M Purchase Agreement
$0.10	(4)	3,975,679	6.8%	$397,568
$1.00		3,975,679	6.8%	$3,975,679
$2.00		3,975,679	6.8%	$7,951,358
$2.45	(5)	3,975,679	6.8%	9,740,414
$3.00		3,333,333	5.8%	$10,000,000

(1)	Although the Purchase Agreement provides that we may sell up to $10,100,000 of our common stock to Lincoln Park, we are only registering 4,475,679 shares under this prospectus (inclusive of 500,000 shares issued to Lincoln Park as part of a commitment fee), which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(2)	The number of registered shares to be issued excludes the commitment shares because no proceeds will be attributable to such commitment shares.

(3)	The denominator is based on 54,342,633 shares outstanding as of November 10, 2015, adjusted to include (i) 333,334 shares issued to Lincoln Park for $100,000 with respect to the Initial Purchase and (ii) the 1,000,000 shares issued to Lincoln Park as commitment shares in connection with this offering and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park at the applicable assumed average purchase price per share. The numerator does not include the (i) 333,334 shares issued to Lincoln Park for $100,000 in the Initial Purchase and (ii) the 1,000,000 shares issued to Lincoln Park as commitment shares in connection with this offering, and is based on the number of shares registered in this offering to be issued under the Purchase Agreement. The number of shares in such column does not include shares that may be issued to Lincoln Park under the Purchase Agreement which are not registered in this offering.

(4)	Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our common stock is below $0.10, as may be adjusted in accordance with the Purchase Agreement.

(5)	The closing sale price of our shares on November 18, 2015.

PRINCIPAL AND SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of shares of common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on October 20, 2015 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

At November 10, 2015, we had 54,342,633 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of November 10, 2015, and as adjusted to reflect the sale of common stock offered by the selling stockholder in this offering, for:

44

●	Each of our named executive officers,

●	Each of our directors,

●	All of our directors and executive officers as a group,

●	Each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, and

●	The selling stockholder.

Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholder” includes Lincoln Park and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from Lincoln Park as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholder, neither the selling stockholder, nor any entity or individual listed in the footnotes to the table below, is a broker-dealer or an affiliate of a broker-dealer.

The table below assumes that the selling stockholders sell all of the shares offered for sale. Unless otherwise indicated, the business address of each person listed is in care of OncBioMune Pharmaceuticals, Inc., 11441 Industriplex Blvd, Suite 190, Baton Rouge, LA 70809.

45

Name and Address of Beneficial Owner	Shares Beneficially Owned Before This Offering		Percentage of Outstanding Shares Beneficially Owned Before This Offering		Shares to be Sold in This Offering Assuming the Company Issues the Maximum Number of Shares Under the Purchase Agreement		Percentage of Outstanding Shares Beneficially Owned After This Offering
Named Executive Officers and Directors:
Jonathan F. Head, Ph. D.	17,951,078		33.0%		—		33.0%
Andrew Kucharchuk	5,000,000		9.2%		—		9.2%
Charles L. Rice, Jr.	—		—		—		—
Robert L. Elliott, Jr. M.D.	17,951,079		33.0%		—		33.0%
Constantin Dietrich (1)	420,954		*		—		*
Joseph Carusone (2)	—		—		—		—
All executive officers and directors as a group (four persons)	40,902,157		75.3%		—		75.3%

Other 5% Stockholders:
The Barrett Edge, Inc. (3)	5,097,843		9.4%		—		9.4%

Selling Stockholder:
Lincoln Park Capital Fund, LLC (4)	1,333,334	(5)	2.5	%(6)	4,475,679	(7)	*

* Less than 1%.

(1)	Mr. Dietrich ceased to be an executive officer and director of our company on September 2, 2015.

(2)	Mr. Carusone ceased to be an executive officer of our company on March 10, 2015.

(3)	The Barrett Edge, Inc.’s address is 655 Ibsen St., Woodmere, NY 11598.

(4)	Lincoln Park Capital Find, LLC’s address is 440 North Wells, Suite 410, Chicago, IL 60654. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(5)	Represents (i) 333,334 shares of our common stock issued to Lincoln Park on October 20, 2015 for a total purchase price of $100,000 in the Initial Purchase under the Purchase Agreement and (ii) 1,000,000 shares of our common stock issued to Lincoln Park on October 20, 2015 as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement, 500,000 shares of which are covered by the registration statement that includes this prospectus. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.

(6)	Based on 54,342,633 outstanding shares of our common stock as of November 10, 2015, which includes (i) 333,334 shares of our common stock issued to Lincoln Park on October 20, 2015 for a total purchase price of $100,000 in the Initial Purchase under the Purchase Agreement and (ii) 1,000,000 shares of our common stock issued to Lincoln Park on October 20, 2015 as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement. Although we may at our discretion elect to issue to Lincoln Park up to an aggregate amount of $10,100,000 of our common stock under the Purchase Agreement, other than the shares described in the immediately preceding sentence, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(7)	Although we may at our discretion elect to issue to Lincoln Park up to an aggregate amount of $10,100,000 of our common stock under the Purchase Agreement, other than the shares described in Footnote 5 above, such shares are not included in determining the percentage of shares beneficially owned after this offering.

46

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our shareholders	-	-	-
Plans not approved by shareholders	-	-	-

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.0001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. At November 10, 2015, we had 54,342,633 shares of common stock, and 1,000,000 shares of Series A preferred stock, issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Series A Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 1,000,000 shares of Series A preferred stock, 1,000,000 of which are outstanding as of November 10, 2015. There are no sinking fund provisions applicable to our Series A preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series A preferred stock will be entitled to receive share for share with the holders of shares of common stock, all the assets of the Company, after the rights of the holders of the preferred stock have been satisfied.

Dividends. The Series A preferred stock is entitled to receive, share for share with the holders of shares of common stock, such dividends if, as and when declared from time to time by the board of directors.

Voting. Except as otherwise provided in the certificate of designation or by law, each holder of Series A preferred stock is entitled to 500 votes for each share held. Holders of common stock and holders of Series A preferred stock vote on all matters, including the election of directors, together as one class.

Redemption. The Series A preferred stock is not redeemable.

47

Transfer Agent

The transfer agent and registrar for our common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statement of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2014 and 2013 included in this prospectus have been audited by Anton & Chia, LLP (“Anton”), independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

In connection with the Exchange, we changed our fiscal year end from February 28 to December 31. Prior to the Exchange, Salberg & Company, P.A. (“Salberg”) was engaged as our independent registered public accounting firm to audit our financial statements for the fiscal year ended February 28, 2015. On September 2, 2015, the registrant’s Board of Directors approved the dismissal of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm. We informed Salberg of its dismissal on September 4, 2015. The decision to dismiss Salberg was effective as of the date of notification of dismissal.

The report of Salberg on our the registrant’s financial statements for the fiscal year ended February 28, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained an explanatory paragraph which raised substantial doubt on our ability to continue as a going concern.

During the fiscal year ended February 28, 2015, and through the date of dismissal, (a) we had no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Salberg, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, in connection with Salberg’s audit of our financial statements for the fiscal year ended February 28, 2015, Salberg advised us that there was a material weakness in our internal control over financial reporting relating to (1) the lack of multiples levels of management review on complex accounting and financial reporting issues, and (2) a lack of adequate segregation of duties and necessary corporate accounting resources in our financial reporting process and accounting function as a result of our limited financial resources to support hiring of personnel and implementation of accounting systems.

On September 2, 2015, our Board of Directors approved the engagement of Anton as our independent registered public accounting firm, and Anton was engaged on September 2, 2015. During our two most recent fiscal years and through September 2, 2015, neither we nor anyone on our behalf consulted Anton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Anton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Nevada law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

48

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities

49

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

OncBioMune, LLC.

17050 Medical Center Dr. 4th Floor

Baton Rouge, LA 70816

We have audited the accompanying balance sheets of OncBioMune, LLC. (the “Company”) as of December 31, 2014 and 2013, and their related statements of operations, changes in members’ equity (deficit) and cash flows for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern as indicated in Note 2. The Company has had no revenues and an accumulated deficit of $138,823 as of December 31, 2014. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, CA
June 17, 2015

F-2

FINANCIAL STATEMENTS

OncBioMune, LLC.

BALANCE SHEETS

	December 31, 2014	December 31, 2013

Assets
Current Assets
Cash	$100,760	467,891
Prepaid expenses and other current assets	-	7,000
Total Assets	100,760	474,891
Liabilities and Members’ Equity (Deficit)
Current Liabilities:
Accounts payable	140,028	109,208
Credit cards payable	-	2,000
Loan payable	46,100	30,000
Payroll liabilities	18,474	18,627
Line of credit	34,981	-

Total Liabilities	239,583	159,835

Members’ equity (deficit)	(138,823)	315,056
Total Liabilities and Members’ Equity (Deficit)	100,760	474,891

The accompanying notes are an integral part of these financial statements.

F-3

OncBioMune, LLC.

STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31, 2014	December 31, 2013

Revenues, net	$254	$550,881

Operating Expenses
R&D expense	67,529	65,042
General and administrative expense	385,169	577,230
Total Operating Expenses	452,698	642,272

Loss from operations	(452,444)	(91,391)

Other Expense
Interest expense	(1,435)	(500)
Total other expense	(1,435)	(500)

Net loss	(453,879)	(91,891)

The accompanying notes are an integral part of these financial statements.

F-4

OncBioMune, LLC.

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

For the years ended December 31, 2014 and 2013

Balance at December 31, 2012	$406,947

Net loss	(91,891)

Balance at December 31, 2013	$315,056

Net loss	(453,879)

Balance at December 31, 2014	$(138,823)

The accompanying notes are an integral part of these financial statements.

F-5

OncBioMune, LLC.

STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Year Ended
	December 31, 2014	December 31, 2013
Cash Flows from Operating Activities:

Net loss	$(453,879)	$(91,891)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities:	7,000	(7,000)
Prepaid rent
Increase (decrease) in credit payable	(2,000)	2,000
Increase in account payable	30,820	223,672
Increase (decrease) payroll and direct deposit liabilities	(153)	15,257
Net Cash Used by Operating Activities	(418,212)	142,038

Cash Flows from Financing Activities:
Proceeds from line of credit	34,981	-
Proceeds from loan payable	16,100	30,000
Net Cash Provided by Financing Activities	51,081	30,000

Net increase (decrease) in Cash	(367,131)	172,038
Cash at Beginning of Year	467,891	295,853
Cash at End of Year	$100,760	$467,891

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$1,435	$500

The accompanying notes are an integral part of these financial statements.

F-6

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

OncBioMune, LLC was formed under the laws of the State of Louisiana in March 2005. OncBioMune, LLC is a biotechnology company specializing in innovative cancer treatment therapies. The Company has proprietary rights to a breast and prostate patent vaccine, as well as a process for the growth of cancer tumors.

The Company’s mission is to improve the overall patient condition through innovative bio immunotherapy with proven treatment protocols, to lower deaths associated with cancer and reduce the cost of cancer treatment. The Company’s technology is safe, and utilizes clinically research proven methods of treatment to provide optimal success of patient recovery.

NOTE 2 - BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements for OncBioMune, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources will be currently adequate to continue operating and maintaining its business strategy for the calendar years ending December 31, 2014 and 2013. The Company continues to seek for additional funding in 2015 to launch the business plans.

The Company will seek to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from government contracts, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company has no cash equivalents as of December 31, 2014 and 2013.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2014 and 2013. There were no balances in excess of FDIC insured levels as of December 31, 2014 and 2013.

Fair value of financial instruments and fair value measurements

Fair value of certain of the Company’s financial instruments including cash, account payable, loan payables, and approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

F-7

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

Recently Issued Accounting Pronouncements

We have evaluated the other recent accounting pronouncements through ASU 2015-09 and believe that none of them will have a material effect on our financial statements.

Members’ Equity, Personal Assets and Income Taxes

Pursuant to the Company’s LLC correction of agreement effective dated April 22, 2005, in consideration of the initial members’ respective membership interest in and to the company, Robert L. Elliott, M.D. has initial capital contribution $600 which represents 60% membership interest and Jonathan F. Head, Ph.D. has initial capital contribution $400 which represents 40% membership interest. Pursuant to the Company amendment of operating agreement effective dated June 1, 2015, Robert L. Elliott, M.D. has initial capital contribution changed to $500 which represents 50% membership interest and Jonathan F. Head, Ph.D. has initial capital contribution changed to $500 which represents 50% membership interest.

All net distributable profit and loss of the Company, as determined by management, is distributed in accordance with the respective percentage of interests as set forth in the LLC Agreement five business days after determination.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

All the taxes are pass through to the members of the LLC, therefore, no tax is recorded for the Company for the years ended December 31, 2014 and 2013.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The revenue are grants from government agency and this is the only customer and source of revenue for the Company for the year ended December 31, 2013. The Company needs to provide monthly report to the government agency for the progress as agreed in the master contract. The Company will recognized as revenue when they received approval from the government agency.

NOTE 3 - LOAN PAYABLE

The Company has entered the loan agreement with The Breast Foundation, a non-related party on December 31, 2012 with no interest, collateralized by the intellectual property asset of the Company, and due on demand. The balance as of December 31, 2014 and 2013 are $46,100 and $30,000, respectively.

The Company has a line of credit with a limit of $100,000 with interest rate of 4.95% and expires on October 27, 2017. The Company has a balance of $34,892 as of December 31, 2014. This line of credit is collateralized by the Company’s inventory, accounts receivable, equipment, and general intangibles.

F-8

NOTE 4 - MEMBERS CERTIFICATES

On December 31, 2012, the issued members’ certificates in the amount of $1,000 consisted of 1,000 certificates with a value of $1.00 per certificate.

The members of record as of December 31, 2014 and 2013, are as follows:

	Capital Contributed	Membership Interest Percentage

Robert L. Elliott, M.D.	$500	50%
Jonathan F. Head, PH.D	$500	50%
Total	$1,000	100%

NOTE 5 - CONCENTRATIONS

The Company received grants from the government agency and represents 100% of their income for the year ended December 31, 2013. The Company had no contract income for the year ended December 31, 2014.

NOTE 6 - SUBSEQUENT EVENTS

Subsequent events were evaluated by the Company through July 1, 2015, which is the date the financial statements were available to be issued.

F-9

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$184,600	$100,760
Employee loans	9,900	-
Prepaid expenses and other current assets	3,684	-

Total Current Assets	198,184	100,760

OTHER ASSETS:
Security deposit	6,400	-

TOTAL ASSETS	$204,584	$100,760

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Loans payable - related party	$37,300	$46,100
Line of credit	67,501	34,981
Payroll liabilities	-	18,474
Accounts payable and accrued liabilities	146,310	140,028

Total Current Liabilities	251,111	239,583

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 20,000,000 authorized Series A Preferred stock ($0.0001 Par Value; 1,000,000 Shares Authorized; 1,000,000 and none issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	100	-
Common stock: $.0001 par value, 500,000,000 shares authorized; 52,606,064 and 47,000,000 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	5,261	4,700
Additional paid-in capital	428,719	-
Accumulated deficit	(480,607)	(143,523)

Total Stockholders’ Deficit	(46,527)	(138,823)

Total Liabilities and Stockholders’ Deficit	$204,584	$100,760

See accompanying condensed notes to unaudited consolidated financial statements.

F-10

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES:
Professional fees	78,989	1,463	94,489	8,155
Compensation expense	85,447	55,372	156,719	172,774
Research and development expense	26,579	7,000	34,662	33,074
General and administrative expenses	29,691	9,208	60,497	96,390

Total Operating Expenses	220,706	73,043	346,367	310,393

LOSS FROM OPERATIONS	(220,706)	(73,043)	(346,367)	(310,393)

OTHER EXPENSE:
Interest expense	(644)	(287)	(1,517)	(895)
Other	100	300	6,100	554

Total Other Expense	(544)	13	4,583	(341)

NET LOSS	$(221,250)	$(73,030)	$(341,784)	$(310,734)

NET LOSS PER COMMON SHARE - Basic and Diluted:	$-	$-	$(0.01)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	48,467,036	47,000,000	47,494,386	47,000,000

See accompanying condensed notes to unaudited consolidated financial statements.

F-11

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(Unaudited)

	Series A						Total
	Preferred Stock		Common stock		Additional	Accumulated	Stockholders’
	# of Shares	Amount	# of Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, December 31, 2013	-	$-	47,000,000	$4,700	$(4,700)	$315,056	$315,056

Net loss	-	-	-	-	-	(453,879)	(453,879)

Balance, December 31, 2014	-	-	47,000,000	4,700	(4,700)	(138,823)	(138,823)

Recapitalization of Company	1,000,000	100	4,493,390	450	99,527	-	100,077

Shares issued for cash	-	-	1,112,674	111	333,892	-	334,003

Net loss	-	-	-	-	-	(341,784)	(341,784)

Balance, September 30, 2015 (Unaudited)	1,000,000	$100	52,606,064	$5,261	$428,719	$(480,607)	$(46,527)

See accompanying condensed notes to unaudited consolidated financial statements.

F-12

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(341,784)	$(310,734)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Accounts receivable	-	(12,000)
Employee advances	(9,900)	-
Prepaid expenses and other current assets	(3,684)	-
Security deposit	(6,400)	-
Payroll liabilities	(18,474)	(18,627)
Accounts payable and accrued liabilities	1,683	400

NET CASH USED IN OPERATING ACTIVITIES	(378,559)	(340,961)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash received in recapitalization	4,676	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	4,676	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Foundation loans	34,600	37,000
Payments to Foundation loans	(43,400)	(29,000)
Proceeds from line of credit	63,368	20,000
Payments to line of credit	(30,848)	(19,000)
Proceeds from sale of common stock	334,003	-
Proceeds from issuance of convertible debt	100,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	457,723	9,000

NET INCREASE (DECREASE) IN CASH	83,840	(331,961)

CASH, beginning of year	100,760	467,891

CASH, end of period	$184,600	$135,930

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest
Interest	$1,517	$895
Income taxes	$-	$-

See accompanying condensed notes to unaudited consolidated financial statements.

F-13

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

OncBioMune Pharmaceuticals, Inc. (formerly Quint Media Inc.) (the “Company,” “we,” “us” or “our”) was incorporated under the laws of the State of Nevada on March 18, 2005, as PediatRx, Inc. From July 23, 2010 until early fiscal year 2014, the Company engaged in the pharmaceutical business. During the fiscal year ended February 28, 2014, the Company decided to divest itself of the balance of its pharmaceutical assets and engage in the digital media business, which encompasses social discovery aspects of the internet, primarily through an engagement website with mobile and tablet applications.

On June 22, 2015 and amended and effective on September 2, 2015, the Company entered into a share exchange agreement (the “Exchange Agreement”) with OncBioMune, Inc. (“ONC”) and the shareholders of ONC. Pursuant to the Exchange Agreement, the Company acquired 100% of ONC’s issued and outstanding common stock from the ONC shareholders in exchange for the issuance of 47,000,000 shares of the Company’s common stock, representing 91.3% of the outstanding common stock, and 1,000,000 shares of the Company’s Series A Preferred Stock, representing 100% of the outstanding series A Preferred Stock, (the “Exchange”), after giving effect to a 1-for-139.2328 reverse stock split (the “Reverse Stock Split”) which resulted in 3,000,041 common shares outstanding prior to the Exchange. Accordingly, the ONC shareholders became shareholders of the Company and ONC became a subsidiary of the Company. The Exchange has been accounted for as a reverse-merger and recapitalization since the stockholders of ONC obtained voting and management control of the Company. ONC is the acquirer for financial reporting purposes and the Company is acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Exchange are those of ONC and was recorded at the historical cost basis of ONC, and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of both the Company and ONC and the Company’s consolidated operations from the closing date of the Share Exchange. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the Reverse Stock Split and recapitalization.

ONC was formed under the laws of the State of Louisiana in March 2005 and is a biotechnology company specializing in innovative cancer treatment therapies. ONC has proprietary rights to a breast and prostate patent vaccine, as well as a process for the growth of cancer tumors. ONC’s mission is to improve the overall patient condition through innovative bio immunotherapy with proven treatment protocols, to lower deaths associated with cancer and reduce the cost of cancer treatment. ONC’s technology is safe, and utilizes clinically research proven methods of treatment to provide optimal success of patient recovery.

On August 12, 2015, the Company filed amended and restated Articles of Incorporation with the Nevada Secretary of State which:

a.	changed the Company’s name to OncBioMune Pharmaceuticals, Inc.,

b.	amended the authorized shares of the Company to 520,000,000, of which 500,000,000 shares are common stock, with a par value of $0.0001 per share (“Common Stock”), and 20,000,000 shares are preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), and

c.	effected the Reverse Stock Split, which became effective on August 27, 2015.

On August 20, 2015, the Company filed the Certificate of Designation with the Nevada Secretary of State, designating 1,000,000 shares of the authorized 20,000,000 Preferred Stock as Series A Preferred Stock (“Series A Preferred Stock”). Each holder of Series A Preferred Stock shall be entitled to 500 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in the Certificate of Designation) for taking any corporate action.

F-14

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

(Unaudited)

Basis of presentation of interim financial statements

The Company’s consolidated financial statements include the financial statements of its wholly-owned subsidiary, ONC. All significant intercompany accounts and transactions have been eliminated in consolidation

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements These unaudited condensed financial statements should be read in conjunction with the summary of significant accounting policies and notes to the financial statements for the years ended December 31, 2014 and 2013 of ONC which were included in the Company’s definitive information statement on Schedule 14C as filed with the Securities and Exchange Commission on August 6, 2015.

Going concern

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited condensed consolidated financial statements, the Company had a net loss of $221,250 and $73,030 for the three months ended September 30, 2015 and 2014, respectively, and a net loss of $341,784 and $310,734 for the nine months ended September 30, 2015 and 2014, respectively. The net cash used in operations were $378,559 and $340,961 for the nine months ended September 30, 2015 and 2014, respectively. Additionally, the Company had an accumulated deficit of $480,607, at September 30, 2015, and no revenue for the nine months ended September 30, 2015. Effective September 2, 2015, the Company entered into the exchange Agreement which changed the nature of its business and management. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for the fiscal year ending December 31, 2015. The Company will seek to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of equity and from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the nine months ended September 30, 2015 and December 31, 2014 include the valuation of deferred tax assets.

F-15

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

(Unaudited)

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, employee loans, prepaid expenses, loans payable, line of credit payable, payroll liabilities, and accounts payable and accrued liabilities, approximate their fair market value based on the short-term maturity of these instruments.

The Company did not identify any assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with ASC Topic 820.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is recognized over the service period of the award.

Basic and diluted earnings per share

Pursuant to ASC 260-10-45, basic earnings per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted income (loss) per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s income (loss) subject to anti-dilution limitations.

Basic and diluted earnings per share (continued)

Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method). These common stock equivalents may be dilutive in the future. All potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	September 30, 2015	December 31, 2014
Total stock warrants	2,694	-

F-16

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

(Unaudited)

Recent accounting pronouncements

The Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-12, “Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period,” ASU 2014-12 requires that a performance target under stock-based compensation arrangements that could be achieved after the service period is treated as a performance condition and not reflected in the grant-date fair value of the award. Rather, the related compensation cost should be recognized when it becomes probable that the performance targets will be achieved. ASU 2014-12 is effective beginning with our Fiscal 2017, with early adoption and retrospective application permitted. We do not expect that ASU 2014-12 will have a significant impact on our consolidated financial statements.

In August 2014, FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, that will require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the issuance date. Substantial doubt exists if it is probable that the entity will be unable to meet its obligations within one year after the issuance date. The new standard defines substantial doubt and provides example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. This standard is effective for public entities for annual periods ending after December 15, 2016. Earlier application of this standard is permitted. This standard is not expected to have a material effect on our financial position, results of operations and cash flows.

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2 – EMPLOYEE LOAN RECEIVABLE

During the nine months the Company has advanced cash to certain employees with no interest, and the employees has the option to pay back with deduction from their paycheck or pay in full at the end of the six months of the advances. As of September 30, 2015 and December 31, 2014, the loan amounted $9,900 and $0, respectively.

NOTE 3 – LOAN PAYABLE – RELATED PARTY

The Company entered into a loan agreement with The Breast Foundation, a related party, on December 31, 2012 with no interest and due on demand on or before December 21, 2022. The balance as of September 30, 2015 and December 31, 2014 are $37,300 and $46,100, respectively.

NOTE 4 – LINE OF CREDIT

The Company has a revolving line of credit with the Regions Bank with a limit of $100,000 with an interest rate of 4.95% (prime plus 2.7%). The line of credit is due on demand and the line expires on October 27, 2017. At September 30, 2015 and December 31, 2014, line of credit balances outstanding amounted to $67,501 and $34,981, respectively, At September 30, 2015, $32,499 is available to borrow under the line of credit.

F-17

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

(Unaudited)

NOTE 5 – RELATED-PARTY TRANSACTIONS

Pursuant to a loan agreement dated December 31, 2012 with The Breast Foundation, a related party, the Company receives and repays advances under the loan agreement. The loan bears no interest and is due on demand on or before December 21, 2022. The balance as of September 30, 2015 and December 31, 2014 are $37,300 and $46,100, respectively.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Series A Preferred Stock

On August 20, 2015, the Company filed the Certificate of Designation with the Nevada Secretary of State, designating 1,000,000 shares of the authorized 20,000,000 Preferred Stock as Series A Preferred Stock. Each holder of Series A Preferred Stock shall be entitled to 500 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

On September 2, 2015, in connection with the Exchange, the Company issued 1,000,000 shares of the Company’s Series A Preferred Stock, representing 100% of the outstanding series A Preferred.

Common stock issued for cash

In September 2015, the Company issued 1,112,674 shares of its common stock for cash proceeds of $334,003.

Common stock issued for convertible debt

Included in the 47,000,000 common shares the Company issued in the Exchange was 200,000 shares of its common stock issued in full satisfaction of convertible debt of $100,000 which has been reflected as part of the recapitalization of the Company.

NOTE 7 – SUBSEQUENT EVENTS

Common stock issued for cash

In October and November 2015, the Company issued 563,233 shares of its common stock for cash proceeds of approximately $169,000.

Purchase agreement

On October 20, 2015, the Company entered into a purchase agreement (the “Purchase Agreement”), together with a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Upon signing the Purchase Agreement, Lincoln Park agreed to purchase 333,334 shares of the Company’s common stock for $100,000 as an initial purchase under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to, and Lincoln Park is obligated to purchase, up to an additional $10.0 million in amounts of shares, as described below, of the Company’s common stock, subject to certain limitations, from time to time, over the 36-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. The Company may direct Lincoln Park, at its sole discretion and subject to certain conditions, to purchase up to 50,000 shares of Common Stock on any business day (such purchases, “Regular Purchases”), provided that at least one business day has passed since the most recent purchase, and provided, however that Lincoln Park’s committed obligation under any single Regular Purchase shall not exceed Fifty Thousand Dollars ($50,000), provided that the amount the Company may sell to Lincoln Park under a single Regular Purchase may increase under certain circumstances as described in the Purchase Agreement but in no event will the amount of a single Regular Purchase exceed Five Hundred Thousand Dollars ($500,000). The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales. In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a Regular Purchase the closing sale price of the Common Stock is not below the threshold price as set forth in the Purchase Agreement. The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

F-18

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2015

(Unaudited)

In connection with the Purchase Agreement, the Company issued as a commitment fee to Lincoln Park 1,000,000 shares of Common Stock. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park under the Purchase Agreement will be used for general corporate purposes and working capital requirements.

In November 2015, pursuant to the Purchase Agreement, the Company issued 1,333,333 shares for net proceeds of $95,000.

F-19

ONCBIOMUNE PHARMACEUTICALS, INC.

4,475,679 Shares of

Common Stock

PROSPECTUS

____________, 2015

Until ____________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company; none of the expenses will be borne by the selling stockholders.

Type	Amount
SEC Registration Fee	$1,104
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	4,491
Total Expenses	$30,595

Item 14. Indemnification of Directors and Officers

The Nevada Business Corporation Act allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our Amended and Restated Articles of Incorporation provide that our directors and officers shall be indemnified and the Company shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On November 25, 2013, the Company sold 375,000 units of our securities at a price of $0.20 per unit for gross proceeds of $75,000. Each unit consists of one share of common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of $0.50 per share for a period of 60 months.

On March 10, 2015, the Company issued an aggregate of 346,319,970 shares of common stock in settlement of outstanding short-term notes payable with aggregate principal amounts of $625,000, accrued interest payable of $118,205 and accounts payable - related parties of $295,754.

On June 17, 2015, the Company issued an aggregate of 6,377,093 shares of common stock in settlement of $19,131.28 of debt owed by the Company.

On August 27, 2015, the Company issued an aggregate of 1,333,332 shares of common stock in settlement of an aggregate of $4,000 in outstanding debt owed by the Company. The debt was converted into shares of restricted common stock of the registrant at a conversion price of $0.003 per share. On August 27, 2015, the registrant also issued an aggregate of 159,999 unregistered shares of common stock in exchange for approximately $480 (representing a cost per share of $0.003) in services previously rendered to the Company.

On September 2, 2015, the Company issued an aggregate of 47,000,000 shares of its common stock and 1,000,000 shares of its Series A preferred stock in exchange for the issuance an aggregate of 47,000,000 shares of ONC’s common stock.

II-1

On October 20, 2015, the Company issued 333,334 shares of common stock to Lincoln Park for $100,000 as an initial purchase under the Purchase Agreement, and 1,000,000 shares of common stock to Lincoln Park as a commitment fee.

The above securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 20, 2015.

OncBioMune Pharmaceuticals, Inc.

By:	/s/ Jonathan F. Head, Ph. D.
Jonathan F. Head, Ph. D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on November 20, 2015.

Name	Title

/s/ Jonathan F. Head, Ph. D.	Chief Executive Officer and Director (principal executive officer)
Jonathan F. Head, Ph. D.

/s/ Andrew Kucharchuk	Chief Financial Officer, President and Director (principal financial and accounting officer)
Andrew Kucharchuk

/s/ Charles L. Rice, Jr.	Director
Charles L. Rice, Jr.

/s/ Robert L. Elliott, Jr., M.D.	Chief Medical Officer and Director
Robert L. Elliott, Jr. M.D.

II-3

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form 10-SB filed with the SEC on September 8, 2006).

3.2	Certificate of Change (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the SEC on September 15, 2008).

3.3	Articles of Merger (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the SEC on December 28, 2010).

3.4	Certificate of Change effective August 7, 2013 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the SEC on August 8, 2013).

3.5	Articles of Merger dated effective August 7, 2013 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed with the SEC on August 8, 2013).

3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the SEC on November 1, 2013).

5.1	Opinion of the Law Office of Legal & Compliance, LLC.

10.1	Form of promissory note dated June 15, 2009 (incorporated by reference to Exhibit 10.5 to the registrant’s quarterly report on Form 10-Q filed with the SEC on June 16, 2009).

10.2	Form of Promissory Note dated July 26, 2010 (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8- K filed with the SEC on July 29, 2010).

10.3	Form of Promissory Note dated September 16, 2010 (incorporated by reference to Exhibit 10.3 to the registrant’s current report on Form 8- K filed with the SEC on September 28, 2010).

10.4+	2011 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8- K filed with the SEC on February 22, 2011).

10.5	Form of Promissory Note Amendment dated May 18, 2011 (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8- K filed with the SEC on May 18, 2011).

10.6	Form of Promissory Note Amendment dated May 23, 2011 (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8- K filed with the SEC on May 23, 2011).

10.7	Form of $50,000 Promissory Note Amendment dated April 19, 2012(incorporated by reference to Exhibit 4.2 to the registrant’s annual report on Form 10-K for the fiscal year ended February 29, 2012 filed with the SEC on May 18, 2012).

10.8	Form of $250,000 Promissory Note Amendment dated April 19, 2012 (incorporated by reference to Exhibit 4.3 to the registrant’s annual report on Form 10-K for the fiscal year ended February 29, 2012 filed with the SEC on May 18, 2012).

10.9	Termination Agreement dated June 27, 2012 with Apricus Biosciences, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on June 28, 2012).

10.10	Form of $200,000 Promissory Note Amendment dated July 25, 2012 (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on July 27, 2012).

10.11	Form of $50,000 Promissory Note Amendment dated July 25, 2012 (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on July 31, 2012).

10.12	Form of $250,000 Promissory Note Amendment dated July 25, 2012 (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with the SEC on July 31, 2012).

10.13	Web Site Asset Purchase Agreement dated May 17, 2013 between Lakefield Media Holding AG, Flawsome XLerator GmBH and Pediatrix Inc. (incorporated by reference to Exhibit 10.49 to the registrant’s annual report on Form 10-K for the fiscal year ended February 28, 2013 filed with the SEC on June 28, 2013).

10.14	Consulting Agreement dated May 29, 2013 with Flawsome XLerator GmBH (incorporated by reference to Exhibit 10.50 to the registrant’s annual report on Form 10-K for the fiscal year ended February 28, 2013 filed with the SEC on June 28, 2013).

10.15	Form of Private Placement Subscription Agreement including Form of Promissory Note (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on September 26, 2013).

10.16	Form of Promissory Note Amendment dated August 31, 2013 (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with the SEC on September 26, 2013).

10.17	Form of Promissory Note Amendment dated August 31, 2013 (incorporated by reference to Exhibit 10.3 to the registrant’s current report on Form 8-K filed with the SEC on September 26, 2013).

10.18	Form of Private Placement Subscription Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on December 2, 2013).

10.19	Form of Warrant Certificate (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with SEC on December 2, 2013).

10.20	Form of subscription agreement with promissory note attached (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on February 18, 2014).

10.21	Form of subscription agreement with promissory note attached (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on April 4, 2014).

10.22	Form of subscription agreement with promissory note attached (incorporated by reference to Exhibit 10.23 to the registrant’s quarterly report on Form 10-Q for the fiscal quarter ended May 31, 2014, filed with the SEC on July 21, 2014).

10.23	Form of subscription agreement with promissory note attached (incorporated by reference to Exhibit 10.23 to the registrant’s quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2014, filed with the SEC on October 14, 2014).

10.24	Debt Settlement Agreement dated March 10, 2015 by and between Quint Media Inc., Leone Group, LLC, American Capital Ventures, Inc., Georgia Georgopoulos, Catherin Cozias and Trels Investments, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on March 16, 2015).

10.24	Purchase Agreement dated as of October 20, 2015 by and between OncBioMune Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the SEC on October 26, 2015).

10.25	Registration Rights Agreement dated as of October 20, 2015, by and between OncBioMune Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with the SEC on October 26, 2015).

21.1*	Subsidiaries of the registrant.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).

101.INS*	XBRL INSTANCE DOCUMENT

101.SCH*	XBRL TAXONOMY EXTENSION SCHEMA

101.CAL*	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE

101.DEF*	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE

101.LAB*	XBRL TAXONOMY EXTENSION LABEL LINKBASE

101.PRE*	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

* Filed herewith.

+ Management contract or other compensatory plan, contract or arrangement.